                                                                     EXHIBIT 1.2

                                   [VSNL LOGO]

                                   MEMORANDUM

                                       AND

                             ARTICLES OF ASSOCIATION

                                       OF

                          VIDESH SANCHAR NIGAM LIMITED

                               REGISTERED OFFICE:

                              VIDESH SANCHAR BHAVAN
                               MAHATMA GANDHI ROAD
                                MUMBAI - 400 001.

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                         [CERTIFICATE OF INCORPORATION]

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                   [CERTIFICATE FOR COMMENCEMENT OF BUSINESS]

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[VSNL COMPANY LOGO]   Videsh Sanchar Nigam Limited     Memorandum of Association
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                            (THE COMPANIES ACT, 1956)

COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION

                                       OF

                          VIDESH SANCHAR NIGAM LIMITED

I.       The name of the Company is VIDESH SANCHAR NIGAM LIMITED.

II The registered office of the Company will be situated in the State of Maharashtra.

III      Objects for which the Company is established are:

A. THE MAIN OBJECTS OF THE COMPANY TO BE PURSUED BY THE COMPANY ON ITS INCORPORATION ARE:

1. Pursuant to an agreement to be entered into to take over the entire management, control, operations and maintenance of the Overseas Communications Service (OCS) of the Department of Telecommunications, Ministry of Communications, Government of India, with all its assets and liabilities including contractual rights and obligations on such terms and conditions as may be prescribed by the Government of India from time to time.

2. To plan, establish, develop, provide, operate and maintain all types of international telecommunication net-works, systems and services including Telephone, Telex, Message Relay, Data transmission, Facsimile, Television, Telematics, Value Added Network Services, New Business Services, Audio and Video Services, Maritime and Aeronautical Communication Services and other international telecommunications services as are in use elsewhere or to be developed in future.

3. To plan, establish, develop, provide, operate and maintain telecommunications systems and networks within India as are found necessary for international telecommunications.

4. To provide and maintain international leased telecommunication services.

                                       1
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(1)[5.   To design, develop, install, maintain, operate long distance domestic and international basic and value added telecommunications, global mobile telecommunications, electronic mail services, globally managed data networks, data telecom networks, video conferencing, international gateway networks, satellite networks in and outside India by way of Joint Venture partnerships which should be in conformity with overall licensing conditions defined from time to time by Government of India.]

6. To raise necessary financial resources for its development needs for telecommunication services/facilities.

B. THE OBJECTS INCIDENTAL OR ANCILLARY TO THE ATTAINMENT OF THE MAIN OBJECTS ARE AS FOLLOWS:

7. To collect and settle revenue, rental, leased charges and other charges payable to the Company by persons, companies, agencies and administrations for the services provided and to utilise the same for furtherance of activities of the Company.

(2)[8. To participate in seminars, expositions and exhibitions and attend meetings of the technical, planning, financial, maintenance, management and administrative committees of international organisations, like International Telecommunication Union, INTELSAT, INMARSAT, CTO, Asia Pacific Telecommunity, Indian Ocean Commonwealth Cable, and India-UAE Cable.

9. To acquire from any person, firm or body corporate whether in India and/or outside India in the public or private sector, technical information, know-how, process engineering, manufacturing and operating data, plans, layouts and blue prints useful for design, erection, construction, commissioning, operation and maintenance of plant and equipment required for any of the business of the Company and to acquire any grant or licence and other rights and benefits in the foregoing matters and things.

10. To buy in India or outside India any plants, equipments and auxiliaries which can be advantageously utilised by the Company to attain its objects and carry on operations or

---------------
(1) Clause 5 inserted and subsequent clauses 5 - 57 renumbered as 6 - 58 as per Special Resolution passed at the 13th AGM held on 30 September 1999.
(2) Clause 8 & 9 deleted and subsequent clauses 10 to 58 renumbered as 8 to 56 as per Special Resolution passed at the 16th AGM held on 20 August 2002.

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         business of any nature which the Company from time to time may deem fit or expedient to carry on in connection with its business at any time being conducted.

11. To build, construct, maintain, enlarge, pull down, remove or replace, dispose off, improve or develop and work, manage, and control any buildings, offices, godowns, warehouses, shops, machinery and plant and telephone exchanges, telex exchanges, message relay systems, microwave stations, repeater stations, telecommunications lines, cables, towers, or any other equipment, plant and machinery connected with design, development, construction, maintenance and operation of telecommunications services and conveniences, which may seem calculated directly or indirectly to advance the interests of the Company and to subsidise, contribute to or otherwise assist or take part in doing any of these things, and/or to join with any other person and/or company and/or with any Governmental authority in doing any of these things.

12. To establish/construct and maintain or wind up branch offices and/or new offices in and outside India as may be necessary to protect and promote the interests of the Company.

13. To carry on the business of manufacture of the equipment required for telecommunication systems, networks and services.

14. To purchase or sell, take or give on lease or licence or in exchange, hire or otherwise acquire or dispose any immovable and/or movable property and any rights or privileges which the Company may think necessary or convenient for the purposes of its business or may enhance the value of any other property of the Company and in particular, any land (freehold, leasehold, or other tenure) buildings, easements, machinery, plant and stock-in-trade and on any such lands to erect and to lend/advance money for the erection of buildings, factories, sheds, godowns or other structures for the works, for purposes of the Company and also for the residence and amenity of its employees, staff and other workmen and erect and install machinery and plant and other equipment deemed necessary or convenient or profitable for the purposes of the Company.

15. To engage in research, development, study and experiments relating to all the aspects of telecommunications, to collect, prepare and distribute information and statistics relating to any of the aspects pertaining to telecommunications working in India or outside India and to promote or propose such methods, studies and measures as may be considered desirable by or beneficial to the interests of the Company.

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16.      To receive or pay remuneration, assist and finance in India and/or outside India any industrial undertaking, project or enterprise, whether owned or run by Government, Statutory Body, private company, firm or individual with capital credit or resources for execution of its work and business by or to the Company.

17. To design, establish, provide, maintain and perform engineering, technical and consultancy services for any administration, person, firm or body corporate, for development of telecommunications projects of all types/descriptions in India and outside India including but not limited to surveys of all types, feasibility reports, detailed project reports, techno-economic investigations, supply of basic engineering and detailed design and making drawings, layouts and blue prints for construction of telecommunication facilities, preparation of tender documents, tender evaluation, purchase assistance, construction, supervision, project management, acceptance testing, commissioning, maintenance, training of personnel and such other services.

18. To receive engineering, technical and management consultancy services for telecommunications but not limited to engineering, commercial, and operational management of telecommunications systems, market research and personnel management.

19.      (a)      To pay for any rights, facilities and property acquired by the
         Company and to remunerate any person, company, administration, or body whether by cash payment or by allotment of shares, debentures or other securities of the Company credited as paid up in full or in part or otherwise.

         (b) To receive payment for any rights, facilities and property provided by the Company and to receive remuneration from any person, company, administration or body either by cash payment, allotment of share, debentures or other securities.

20. Subject to the provisions of the Companies Act, 1956 and directives of Reserve Bank of India, to borrow or raise money or to receive money on deposit or loan including public deposit at interest otherwise in such manner as the Company may think fit and in particular by the issue of the debentures or debenture stock or bonds, perpetual or otherwise, and which may or may not be convertible into shares, in this or any other company, and to secure the repayment of any such money borrowed, raised or received, or owing by mortgage, pledge, charge or lien upon all or any of the property, assets, or revenue of the Company (both present and future) including its uncalled capital and to

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         give the lenders or creditors the power of sale and other powers as may seem expedient to purchase, redeem or pay off any such securities and also by a similar mortgage, charge of lien to secure and guarantee the performance of the company or any person, firm or company or any obligation undertaken by the Company of any other person, firm or company as the case may be.

21. To issue or guarantee the issue of or the payment of interest on debentures or other security or obligations of any company or association and to pay or provide for brokerage, commission and underwriting in respect of such issue.

22. Subject to the provisions of the Companies Act, 1956 and directives of the Reserve Bank of India, to receive money on deposits for interest or otherwise and to lend or advance money with or without security to such companies, firms or persons and Government departments and on such terms and conditions as may seem expedient and in particular to customers, suppliers and others having dealings with this Company and to guarantee the performance of contracts or obligations by any such persons, companies and firms, provided that the company shall not carry on the business of Banking as defined by the Banking Regulations Act, 1949.

23. To invest and deal with the moneys of the Company not immediately required in such manner as may be thought fit and as determined by the Board of Directors of the Company from time to time.

24. To enter into any contracts or arrangements for the more efficient conduct of the business of the Company or any part thereof and to sublet any contracts from time to time.

(3)[25.  (i)      To negotiate and/or enter into agreements and contracts with individuals, companies, corporations, bodies corporate and/or such other organisations in India and abroad including governments and governmental or semi-governmental bodies of other sovereign states, for obtaining or providing know-how or technical and/or financial collaboration or any other such assistance for carrying out any business or transactions which the Company is authorised to carry on and also for the purpose of activating research and development and to acquire or provide, exploit, use necessary formulae inventions, utility models and patent rights for furthering the objects of the Company.

---------------
(3) Clause 25 (i) & (ii) amended as per Special Resolution passed at the 16th AGM held on 20 August 2002.

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         (ii)     Subject to Section 391, 394, and 394A of the Companies Act,
         1956, to amalgamate or take over or merge with or reconstruct the business of the Company with any other person, organisation, firm, company, body corporate whether incorporated or not and whether registered in India or otherwise, or enter into partnership or into any other arrangement for `sharing of profits, union of interest, co-operation, joint venture, reciprocal concession or co-operation or for limiting competition or otherwise, with any person, persons or company or body corporate or other organisations carrying on or engaged in or about to carry on, or engage in or being authorized to carry on or to bifurcate one or more units of the Company in one or more companies for the interest of the Company and to give or accept by way of consideration for any of the acts or things aforesaid or property acquired, any shares, debentures, debenture-stock or other debt instruments or securities including futures, options, derivatives that may be agreed upon, and to hold and retain, sell, mortgage, pledge, encumber and deal with any shares, debentures, debenture-stock or securities, options, futures, derivatives, instruments so received or offered. Provided that such arrangement is for the purpose of business which the Company is authorised to carry on.]

26. To distribute or otherwise as may be resolved, any property or assets of the company or any proceeds of sale or disposal of any property or assets of the company in case of winding up of the company, including the shares, debentures or other securities or any other securities of any other company formed to take over the whole or any part of the assets or liability of the company so that no distribution amounting to a reduction of capital may be made except with the sanction of (if any) for the time being required by law and subject to the provisions of the Companies Act in the event of winding up.

27. To vest any immovable or movable property, rights or interests acquired by or belonging to the company in any person or company on behalf of or for the benefit of the company and with or without any declared trust in favour of the company.

(4)[28. To carry on the business which the Company is authorised to carry on by means or through the agency of any subsidiary company or other associate or affiliate companies or other business organisation in India or abroad and to enter into any arrangement with any such company for taking the profits and bearing the losses of any business so carried on

---------------
(4) Amended as per Special Resolution passed at the 13th AGM held on 30 September 1999.

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         or for financing any such company or business organisation or guaranteeing its liabilities or obligations or to make any other arrangements which may seem desirable with reference to any other business so carried on by the Company with a power at any time to close any such business either temporarily or permanently and or to appoint Directors or Managers or administrators of any such company or business organisations.]

29. To generally do and perform all the above acts and such other things as may be deemed incidental or conducive to the attainment of the above objects or of any of them.

30. To buy, sell and deal in minerals, plant, machinery, implements, conveniences, provisions and things capable of being used in connection with the business of the company.

31. To purchase, create, generate, or otherwise acquire, use, sell or otherwise dispose of, electric current and electric, steam and water power of every kind and description, and to sell, supply or otherwise dispose of, light, heat and power of every kind and description.

32. To acquire and take over all or any part of the business, goodwill, property and other assets, and to assume or undertake the whole or any part of the liabilities and obligations of any person, form, association or corporate body or Government department carrying on a business which the company is or may become authorised to carry on, and to pay for the same in cash, shares, stocks, debentures or bonds of the company, or otherwise and to hold, manage, operate, conduct, and dispose of in any manner, the whole or any part of any such acquisitions and to exercise all the powers necessary or convenient in and about the conduct and management thereof.

33. To merge, amalgamate or consolidate with any corporate body heretofore or hereafter create in such manner as may be permitted by law.

34. To cause the company to be registered or recognised in any part of the world.

35. To make, draw, accept, endorse, discount, execute and issue cheques, promissory notes, hundies, bills of exchange, bills of ladings, warrants, debentures, and other negotiable or transferable instruments/securities.

36. To do all or any of the above things and all such other things as are incidental or may be thought conducive to the attainment of the above objects or any of them and as principals, agents, contractors, trustees or otherwise and either along or in conjunction with others.

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37.      To carry out or to have carried out experiment and research in laboratory, pilot plant and on industrial scale, and to incur expenses necessary therefor with a view to improve on the present method and process of working the several business activities which the company is authorised to carry on.

38. To apply for purchase, or otherwise acquire, and protect and renew in any part of the world any patents, patent rights, bravet d'inventions, trade marks, designs, licences, concessions and the like, conferring any exclusive or non-exclusive or limited rights, their use, or any secret or other information as to any invention which may seem capable of being used for any of the purposes of the company or the acquisition of which may seem calculated directly or indirectly to benefit the company, and to use, exercise, develop or grant licences in respect of, or otherwise turn to account the property, rights or information so acquired, and to expend money in experimenting upon, testing or improving any such patents, inventions or rights and without prejudice to the generality of the above, any contracts, or in relation to the supply and sale of any materials, articles or things for or in relation to the construction, execution, carrying out, improvement, management, administration or control of any works and conveniences required for the purpose of carrying out any of the aforesaid business and to undertake, execute, carry out, dispose of or otherwise turn to account such contracts.

39. To sell, dispose of or transfer any building, industrial undertaking, projects or factory to any company or association or concern carrying on similar business on such terms and conditions as may be determined by the company.

40. To acquire from any Government (Central, State, Local or Foreign) or public body, persons, authority, or from any private individual any concessions, grants, decrees, rights, powers and privileges whatsoever which may seem to the company directly or indirectly conducive to any of its objects or capable of being carried on in connection with its business and to work, develop, carry out, exercise and turn to account the same and to oppose any proceedings or applications which may seem calculated directly or indirectly, to prejudice the company's interests.

41. To provide against payment of charges or fees as may be prescribed from time to time, residential and/or resting accommodation, medical and welfare facilities for the employees of the company and in connection therewith to afford to such persons, facilities and conveniences for transport, washing, bathing, cooking, reading, writing and for the

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         purchase, sale and consumption of provisions, both liquid and solid and for the safe custody of goods.

42. To exchange, sell, convey, assign or let on lease or grant licence for the whole or any part of the company's immovable properties and to accept as consideration or in lieu thereof other land or cash or Government securities, or securities guaranteed by Government or shares in joint stock companies or partly the one and partly the other or such other property or securities as may be determined by the company and to take back or re-acquire any property so disposed of by repurchasing or obtaining a licence or lease on such price or prices and on such terms and conditions as may be agreed upon.

43. To employ foreign or other technicians, experts, advisers, or consultants, or to lend the services or the employees of the company on a contract basis for the furtherance of company's objectives aforesaid.

44.      (a)      To train and pay for the training in India or abroad of any of the company's employees under such terms and conditions as may be prescribed from time to time, and to establish, maintain and operate training institutions for its employees.

         (b) To provide attachment or training facilities to Indian or foreign nationals on the terms and conditions agreed upon.

45. To improve, manage, develop, grant rights or privileges in respect of, or otherwise deal with, all or any part of the property and rights of the company.

46. To promote and form and to be interested in and take hold and dispose of shares in other companies having objects in whole or in part similar to those of the company and to transfer to any such company any property of this company, and to take or otherwise acquire, hold and dispose of shares, debentures and other securities in or of any such company and to subsidise or otherwise assist any such company.

47. To pay out of the funds of the company all costs, charges and expenses which the company may lawfully incur with respect to the promotion, formation and registration of the company or which the company shall consider to be preliminary including therein the cost of advertising, printing and stationery, expenses attendant upon the formation of agencies, branches and local boards.

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48.      To establish and maintain or procure the establishment and maintenance of any contributory provident funds, contributory or non-contributory pension or superannuation funds for the benefit of, and give or procure the giving of donations, gratuities, pension, bonus, annuities or other allowances or emoluments to any persons who are or were at any time in the employment and/or service of the company, or of any company which is a subsidiary of the company or is allied to or associated with the company or with any such subsidiary company or who are or were at any time the Directors or officers or staff of the company or of any such other company as aforesaid, and the employees or ex-employees of the company or Government department formerly engaged in any business acquired by the company and the wives, widows, families and dependants of any such persons, and also establish and subsidise and subscribe to any charitable or public object, institutions, society, associations, clubs or funds and by providing or subscribing or contributing toward places of instruction and recreation, hospitals and dispensaries, medical and other attendance and by building or contributing to the building of houses, dwellings, calculated to the benefit of or to advance the interests and well being of the company or of any such other company or department as aforesaid or its employees and to make payment to or towards the insurance of any such person as aforesaid and to any of the matters aforesaid either alone or in conjunction with any such other company as aforesaid.

49. To create any depreciation fund, reserve fund, sinking fund or any other special fund, whether for depreciation or for repairing, improving, extending or maintaining any of the property of the company or for any other purpose conducive to the interest of the company.

50. To adopt such means of making known the business of the company or in which the company is interested as may seem expedient and in particular by advertising in the press, circulars, publication of books and periodicals, audio and audio-visual media, exhibitions and by granting prizes, rewards and concessions.

51. To enter into, make and perform contracts and arrangements of every kind and description for any lawful purpose with any person, firm, association, corporate body, municipality, body politic, territory, province, state, Government or colony or dependency thereof, without limit as to amount, and to obtain from any Government or authority any rights, privileges, contracts and concessions which the company may deem desirable to obtain, and to carry out, exercise or comply with any such arrangements, rights, privileges, contracts and concessions.

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52.      To subscribe or guarantee money for any national, charitable, benevolent, public, general or useful object or for any exhibition, or for any purpose which may be considered likely directly or indirectly to further the objects of the company or the interest of its members.

53. To layout and prepare any land for any kind of athletics, sports and for the playing of such sports or kind of amusement or entertainment and to construct the stands and buildings and conveniences for use in connection therewith.

54. To act as agents and as trustees for any person or company and to undertake and perform sub-contracts and to do all or any of the above things in any part of the world and as principals, agents, contractors, trustees or otherwise and by or through agents, sub-contractors, trustees or otherwise and either alone or jointly with others in connection with the business of the company.

C.       OTHER OBJECTS:

55. To purchase or otherwise acquire and to hold, own, invest, trade and deal in, mortgage, pledge, assign, sell, transfer or otherwise dispose of goods, equipment, machinery, wares, merchandise and personal property of every class and description and to transport the same in any manner.

56. To carry on the business of a store keeper in all its branches and in particular, to buy, sell and deal in goods, stores, consumable articles, chattels and effects of all kinds, both wholesale and retail.(2)

IV.      The liability of the members is limited.

(5)[V. The authorised Share Capital of the Company is Rs.300,00,00,000/- (Rupees Three Hundred Crore) divided into 30,00,00,000 (Thirty Crore) Equity Shares of Rs.10/-(Rupees Ten) each with the rights, privileges and conditions attaching thereto as may be provided by the Articles of Association of the Company for the time being.]

---------------
                                     *****
(2) Clause 8 & 9 deleted and subsequent clauses 10 to 58 renumbered as 8 to 56 as per Special Resolution passed at the 16th AGM held on 20 August 2002.
(5) Amended vide Ordinary Resolution passed by the shareholders at 14th AGM held on 26 September 2000.

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We, the several persons whose names and addresses are subscribed, are desirous of being formed into a company in pursuance of this Memorandum of Association and we respectively agree to take the number of shares in the capital of the company set opposite our respective names.

----------------------------------------------------------------------------------------------------------
                                                                                     Name, Signature,
                                                                        No. of       Address, Description
                            Address, Description and      Signature of  Shares       & Occupation of
          Name              Occupation                    Subscribers   Equity       witness
----------------------------------------------------------------------------------------------------------
1.  President of India                                                               Daljit Singh, S/o.
Through Devendra Kumar      Secretary, Department of          Sd/-          100      Shri Jogendar Singh,
Sangal (S/o. Shri           Telecommunications, Sanchar                              Dy. Director General,
Hardhian Singh Jain)        Bhavan, New Delhi.                                       OCS, VSB, New Delhi.
Secretary,
Telecommunications.

2. Shree Shankar Sharan,    Additional Secretary, Dept.       Sd/-          10               - DO -
S/o. Late Shri Shambhu      of Telecommunications,
Sharan                      Sanchar Bhavan, 20, Ashoka
                            Road, New Delhi

3. V. Devarajan, S/o.       Additional Secretary and
Late Shri N.                Financial Adviser, Dept. of
Venkataramanan              Telecommunications, Sanchar       Sd/-          10               - DO -
                            Bhavan, New Delhi.

4. K.C. Katiyar, S/o.       Director General, Overseas                               V.D. Kulkarni, S/o.
Bhajanlal Katiyar           Communications Service,                                  D.G. Kulkarni,
                            Bombay.                                                  Director (Admn), OCS,
                                                                                     VSB, M.G. Road,
                                                              Sd/-           1       Bombay - 400 001.

5. A.W. Furtado, S/o.       Addl. Director General,                                  Daljit Singh, S/o.
Late Shri R.T. Furtado      Overseas Communications                                  Shri Jogendar Singh,
                            Service, VSB, Bombay.             Sd/-           1       Dy. Director General,
                                                                                     OCS, VSB, New Delhi.
6. J.K. Chhabra, S/o.       Director, Dept. of
Shri D.N. Chhabra           Telecommunications, Sanchar
                            Bhavan, 20, Ashoka Road,
                            New Delhi.                        Sd/-           1               - DO -

7. S.D. Raheja, S/o. Late   Dy. Financial Adviser,
Shri S.R. Raheja            Dept. of
                            Telecommunications, Sanchar
                            Bhavan, 20, Ashoka Road,          Sd/-           1               - DO -
                            New Delhi.

8.  R.R. Anand, S/o. Late   Under Secretary, Dept. of
Shri Gopal Das Anand        Telecommunications, Sanchar
                            Bhavan, 20, Ashoka Road,          Sd/-           1               - DO -
                            New Delhi.

9. K.P. Radhakrishnan       Under Secretary, Dept. of
Kidave, S/o. Shri K.G.      Telecommunications,
Kidave                      Sanchar  Bhavan, New Delhi.       Sd/-           1              - DO -.

                                                                        -----------
                                                                            126
                                                                            ONE
                                                                          HUNDRED
                                                                        TWENTY SIX
                                                                          EQUITY

Dated this 12TH DAY OF MARCH, 1986.
Place - Bombay.

                                     *****

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[VSNL COMPANY LOGO]   Videsh Sanchar Nigam Limited       Articles of Association
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                            (THE COMPANIES ACT, 1956)

                            COMPANY LIMITED BY SHARES

                             ARTICLES OF ASSOCIATION

                                       OF

                          VIDESH SANCHAR NIGAM LIMITED

Interpretation Clause.     ARTICLE 1 - In the interpretation of the Memorandum
                           of Association and these Articles, the following expressions shall have the following meanings, unless repugnant to the subject or context.

The Act/or the said        (a) "The Act" or "the said Act" means "The Companies
Act.                       Act, 1956", for the time being in force.

These Articles.            (b) "These Articles" means these Articles of
                           Association as originally framed or as from time to time altered by Special Resolution.

(6)[Beneficial Owner.      (bB) "Beneficial Owner" means the beneficial owner as
                           defined in clause(a) of sub-section (1) of Section 2 of the Depositories Act, 1996.]

The Company.               (c) "The Company" means VIDESH SANCHAR NIGAM LIMITED.

The Directors.             (d) "The Directors" means the Directors for the time
                           being of the Company and includes persons occupying the position of Directors by whatever name called.

(7)[Depositories Act,      (dD)"Depositories Act, 1996" includes any statutory
1996                       modification or re-enactment thereof and

Depository                 (dDD) "Depository" means a Depository as defined
                           under clause (e) of sub-section (1) of Section 2 of the Depositories Act, 1996.]

---------------
(6) Inserted vide special resolution passed by the shareholders at 12th AGM held on 21 September 1998.
(7) Inserted vide special resolution passed by the shareholders at 12th AGM held on 21 September 1998.

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The Board or Board of      (e) "The Board," or the "Board of Directors" means a
Directors.                 meeting of the Directors duly called and constituted
                           or as the case may be, the Directors assembled at a Board, or the requisite number of Directors entitled to pass a circular resolution in accordance with the Act.

The Chairman.              (f) "The Chairman" means the Chairman of the Board of
                           Directors for the time being of the Company.

The Managing               (g) "The Managing Director" includes one or more
Director.                  persons appointed as such or any of such persons or
                           Directors for the time being of the Company who may for the time being be the Managing Director of the Company.

The Office.                (h) "The Office" means the Registered Office for the
                           time being of the Company.

The President.             (i) "The President" means the President of India.

Capital. (j) "Capital" means the Share Capital for the time being raised or authorised to be raised for the purpose of the Company.

Register.                  (k) "Register" means the Register of Members of the
                           Company required to be kept pursuant to the Act.

The Registrar.             (l) "The Registrar" means the Registrar of Companies,
                           of the State where the registered office of the Company is situated.

Dividend.                  (m) "Dividend" includes bonus shares.

Month.                     (n) "Month" means a calendar month.

Seal. (o) "Seal" means the Common Seal for the time being of the Company.

Proxy. (p) "Proxy" includes Attorney duly constituted under a Power-of-Attorney.

In writing.                (q) "In writing" and "written" shall include
                           printing, lithography and other modes of representing or reproducing words in a visible form.

Plural Number.             (r) Words importing the singular number also include
                           the plural number and vice versa.

Persons. (s) Words importing persons include corporations and firms as well as individuals.

Gender. (t) Words importing masculine gender shall also include the feminine gender.

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(8)[Government of India    (u) "Government of India or Government" means the
Government.                President of India, as represented by and acting
                           through the Ministry of Communications and Information Technology, Government of India.]

(9)[Strategic Partner.     (v) "Strategic Partner" means Panatone Finvest
                           Limited, a company duly incorporated and existing under the provisions of the Companies Act, 1956 and who has purchased 25% of the equity shareholding of the Company from the Government of India, in the year
                           2002.

Shareholder(s).            (w) "Shareholder(s)" means the Strategic Partner and
                           the Government.

Other Shareholders.        (x)"Other Shareholders" means the shareholders of the
                           Company other than the Strategic Partner and the Government.

All Shareholders.          (y) "All Shareholders" means collectively the
                           Strategic Partner, Government and Other Shareholders.

Parties. (z) "Parties" means collectively the Government and the Strategic Partner and Party means either of them.

Affiliate.                 (aa)"Affiliate", with respect to a specified Person,
                           means any other Person (a) directly or indirectly
                           Controlling, Controlled by or under common Control with such specified Person; and/or (b) which is a holding company or subsidiary of such specified
                           Person; provided, however, that for the purposes of this Agreement:

                                    (i) the terms "holding company" and
                                    "subsidiary" shall have the meanings set forth in Section 4 of the Act and;

                                    (ii) in no event shall the Company be deemed an Affiliate of either the Government or the Strategic Partner;

Controlling, Controlled    (bb)"Controlling", "Controlled by" or "Control", with
by or Control.             respect to any Person, means the possession, directly
                           or indirectly, of the power to direct or cause the direction of the management, business or policies or actions of such Person, whether through the ownership of voting securities, by contract or otherwise, or the power to elect or appoint at least 50% of the directors, managers, partners or other individuals exercising similar authority with respect to such Person(s);

Person. (cc)"Person" means any individual, sole proprietorship, unincorporated association, unincorporated organization, body corporate, corporation, company, partnership, limited liability

---------------
(8) Modified vide special resolution passed by the shareholders at 16th AGM held on 20 August 2002.
(9) Inserted vide special resolution passed by the shareholders at 16th AGM held on 20 August 2002.

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                           company, joint venture, Government Authority or trust
                           or any other entity or organization;

Audited Financial          (dd)"Audited Financial Statement" shall mean the
                           accounts of Statement. the Company as on 31 March
                           2001 prepared and audited by M/s. Khandelwal Jain &
                           Co. and M/s. Kalyaniwala & Mistry and that have been made available to the Strategic Partner;

Principal(s).              (ee)"Principal(s)" means a Person or Person(s), other
                           than the Government, who Control(s) a Shareholder
                           (other than the Government) in relation to the Strategic Partner;

Shareholders'              (gg) "Shareholders' Agreement" means the agreement
Agreement.                 dated 13th February 2002, entered into between the
                           Government and the Strategic Partner, to record the manner in which the business of the Company is to be conducted as between the Government and the Strategic
                           Partner.]

(10)[Expression in the     (hh) Subject as aforesaid, any words or expressions
Act to bear same           defined in the Act, shall, except where the subject
meaning in Articles.       or context forbids, bear the same meaning in these
                           Articles.

Marginal Notes.            (ii) The marginal notes hereto shall not affect the
                           construction of the Articles.]

Table "A" not to apply.    ARTICLE 2 - The regulations contained in Table "A" in
                           the first Schedule to the Act shall not apply to the Company.

Company to be              ARTICLE 3 - The regulations for the management of the
governed by these          Company and for the observance of the members thereof
Articles.                  and their representatives shall, subject to any
                           exercise of the statutory powers of the Company in reference to the repeal or alternation of or addition to its regulations by special resolution as prescribed or permitted by the Act, besuch as are contained in these Articles.

Company's shares not       ARTICLE 4 - No part of the funds of the Company shall
to be purchased.           be employed directly or indirectly in the purchase of
                           or in loans upon the security of the Company's shares.

                           CAPITAL AND SHARES

(11)[Share Capital.        ARTICLE 5 - Authorised share capital of the Company
                           shall be Rs.300,00,00,000 (Rupees Three hundred crores only) divided into 30,00,00,000 (Thirty crores) equity shares of Rs.10/- (Rupees Ten only) each.]

(12)[Power to increase     ARTICLE 6 - The Board may, from time to time, with
                           the sanction

---------------
(10) Renumbered vide special resolution passed by the shareholders at 16th AGM held on 20 August 2002.
(11) Amended vide special resolution passed by the shareholders at 14th AGM held on 26 September 2000.

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share capital.             of the Company in a general meeting, increase the
                           share capital by such sum to be divided into shares of such amounts as the resolution shall prescribe.]

Commission.                ARTICLE 7 - The Company may, at any time, pay
                           commission to any person for subscribing or agreeing to subscribe (whether absolutely or conditionally) for any shares, debentures, or debenture stock of the Company or procuring or agreeing to procure subscription (whether absolute or conditional) for any shares, debentures or debenture stock of the Company but so that if the commission in respect of shares shall be paid or payable out of capital the statutory conditions and requirements shall be observed and complied with and the amount or rate of commission shall not exceed 5% on the price of shares and 2 1/2 % on the price of debentures or debenture stock, in each case subscribed or to be subscribed.
                           The commission may be paid or satisfied in cash or in shares, debentures or debenture stock of the Company.

(13)[On what condition     ARTICLE 8 - New shares shall be issued upon such
new shares may be          terms and conditions and with such rights and
issued.                    privileges annexed thereto as the general meeting
                           resolving upon the creation thereof shall direct and if no direction be given as the Board shall determine.

How far new shares to      ARTICLE 9 - Except so far as otherwise provided by
rank with existing         the conditions of issue, or by these Articles, any
shares.                    capital raised by the creation of new shares shall be
                           considered part of the original capital and shall be subject to the provisions herein contained with reference to the payment of calls and installments, transfer and transmission, lien, voting, surrender and otherwise. Such new shares shall rank pari passu with the existing shares in all respect except for the purposes of dividend that shall be pro rated to the period for which such newly issued shares are in existence.

Reduction of capital.      ARTICLE 10 - Subject to the provisions of Section 100
                           to 104 of the Act, the Company may, from time to time, by special resolution reduce its capital by paying off capital or canceling capital which has been lost or is unrepresented by available assets, or is superfluous by reducing the liability on the shares or otherwise as may be expedient, and capital may be paid off upon the footing that it may be called up again or otherwise; and the Board may, subject to the provisions of the Act, accept surrender of shares.

Sub-division and           ARTICLE 11 - The Company in general meeting may, from
consolidation of           time to time, sub-divide or consolidate its shares or
shares.                    any of them and exercise any of the other powers
                           conferred by Section 94 of

---------------
(12) Amended vide special resolution passed by the shareholders at 16th AGM held on 20 August 2002.
(13) Amended vide special resolution passed by the shareholders at 16th AGM held on 20 August 2002.

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                           the Act and shall file with the Registrar such notice
                           of exercise of any such powers as may be required by the Act.

                           Provided however that the provision relating to progressive numbering shall not apply to the shares of the Company which have been dematerialised.]

Power to modify.           ARTICLE 12 - If at any time, the capital of the
                           Company by reason of the issue of preference shares or otherwise, is divided into different classes of shares, all or any of the rights attached to the shares of each class may, subject to the provisions of Section 106 and 107 of Act be varied with the consent in writing of the holders of at least three-fourth of the issued shares of that class or with the sanction of a special resolution passed at a separate meeting of the holders of issued shares of that class and all the provisions hereinafter contained as to general meeting shall, mutatis mutandis, apply to every such meeting.

(14)[Allotment of shares.  ARTICLE 13 - Subject to the provisions of these
                           Articles, the shares shall be under the control of the Board of Directors who may allot or dispose of the same, or any of them, to such persons, upon such terms and conditions, at such times, and upon such consideration as the Board may think fit. Provided that option or right to call of shares shall not be given to any person or persons without the sanction of the company in General Meeting.]

Instalments of shares      ARTICLE 14 - If by the conditions of allotment of any
to be duly paid.           share, the whole or part of the amount or issue price
                           thereof shall be payable by instalments, every such instalment shall, when due, be paid to the Company by the person who, for the time being, shall be the registered holder of the shares or by his executor or administrator.

Liability of joint-        ARTICLE 15 - The Joint Holders of a share shall be
holders of shares.         severally as well as jointly liable for the payment
                           of all instalments and calls due in respect of such share.

How shares may be          ARTICLE 16 - Shares may be registered in the name of
registered.                any person, company or other body corporate. Not more
                           than four persons shall be registered as joint-holders of any share.

(15)[Share Certificates.   ARTICLE 17A - Subject to the provisions of Articles
                           17B and 17C every person whose name is entered as a member in the register shall, without payment, be entitled to a certificate or more certificates in marketable lot under the common seal of the company specifying the share or shares held by him and the amount paid thereon. Provided that, in respect of a share

-----------------

(14) Amended vide Special Resolution passed by the shareholders at 6th AGM held on 29 September 1992.

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                           or shares held jointly by several persons, the
                           Company shall not be bound to issue more than one certificate and delivery of a certificate for a share to one of several joint holders shall be sufficient delivery to all.

                           17B - Save as herein otherwise provided, the Company shall be entitled to treat the person whose name appears on the Register of Members as holder of any share or whose name appears as the beneficial owner of shares in the records of the Depository as the absolute owner thereof and accordingly shall not (except as ordered by a Court of competent jurisdiction or as by law required) be bound to recognise any benami trust or equity or equitable, contingent or other claim or interest in such share on the part of any other person whether or not it, shall have express or implied notice thereof.

                           17C - Notwithstanding anything contained herein, the Company shall be entitled to dematerialise pursuant to the provisions of the Depositories Act, 1996 its shares debentures and other securities for subscription in a dematerialised form. The Company shall further be entitled to maintain a Register of Members with the details of Members holding shares both in material and dematerialised form in any media as permitted by law including any form of electronic media.]

Issue of new share         ARTICLE 18 - If a share certificate is worn out,
certificate(s) in place    defaced, lost, or destroyed, it may be renewed in
of worn out, defaced,      accordance with the Share Certificate Rules under
lost, or destroyed.        the Act on payment of fee not exceeding Rupee one and
                           on such terms, if any, as to evidence and indemnity and the payment of out-of-pocket expenses incurred by the Company in investigating evidence as the Board may think fit.

                           CALL ON SHARES

Board of Directors         ARTICLE 19 - (1) The Board of Directors, may from
to make calls.             time to time, by a resolution passed at a meeting of
                           the Board (and not by a resolution by circulation) make such call as it thinks fit upon the members in respect of moneys unpaid on the shares held by them respectively, by giving not less than 15 days notice for payment and each member shall pay the amount of every call so made on him to the persons and at the times and places appointed by the Board of Directors.
                           A call may be made payable by instalments. The Board may, at their discretion, extend the time for payment of such calls.

Calls to carry             (2) If any member fails to pay any call due from him
interest.                  on the day appointed for payment thereof or any such
                           extension thereof as aforesaid, he shall be liable to pay interest on the same from the day appointed for the payment thereof to the time of

------------------

(15) Amended vide Special Resolution passed by the shareholders at 12th AGM held at 21 September 1998.

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                           actual payment, at such rate as shall from time to
                           time be fixed by the Board of Directors, but nothing in this Article shall render it compulsory for the Board of Directors to demand or recover any interest from any such member.

Sums payable on            ARTICLE 20 - (1) Any sum which by the terms of issue
allotment or at fixed      of a share becomes payable on allotment or at any
date to be paid on         fixed date, whether on account of the nominal value
due dates.                 of the share or by way of premium, shall for the
                           purposes of these regulations be deemed to be a call duly made and payable on the date on which by the terms of issue such sum becomes payable.

Voluntary advances of      (2) (a) The Board may, if it thinks fit, receive from
uncalled share capital.    any member willing to advance the same, all or any
                           part of the moneys uncalled and unpaid upon any shares held by him.

(16)[Interest payable      (2) (b) Upon all or any of the moneys so advanced
on calls in advance.       may, until the same would, but for such advance,
                           become presently payable, pay interest at such rate not exceeding, unless the Company in general meeting shall otherwise direct, six percent per annum as may be agreed upon between the Board and the member paying the sum in advance and the Board of Directors may, at any time, repay the amount so advanced upon giving to such members three months notice in writing. Moneys paid in advance of calls shall not in respect thereof confer a right to dividend or to participate in the profits of the Company.]

Calls to date from         ARTICLE 21 - A call shall be deemed to have been made
resolution.                at the time when the resolution authorising such call
                           was passed at a meeting of the Board of Directors.

Forfeiture of shares.      ARTICLE 22 - (1) If a member fails to pay any call,
                           or installment of a call, on the day appointed for payment thereof, the Board may, at any time thereafter during such time as any part of the call or installment remains unpaid, serve a notice on him requiring payment of so much of the call or installment as is unpaid together with any interest which may have accrued.

                           (2) The notice aforesaid shall :

                                    (a) name a further day (not being earlier than the expiry of fourteen days from the date of service of the notice) on or before which the payment required by the notice is to be made; and,

                                    (b) state that, in the event of non-payment on or before the day so named, the shares in respect of which the call was made will be liable to be forfeited.

-----------------

(16) Amended vide Special Resolution passed by the shareholders at 6th AGM held on 29 September 1992.

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                           (3) If the requirements of any such notice as
                           aforesaid are not complied with, any share in respect of which the notice has been given may, at any time thereafter before the payment required by the notice has been made, be forfeited by a resolution of the Board to that effect.

                           (4) A forfeited share may be sold or otherwise disposed of on such terms and in such manner as the Board thinks fit.

                           (5) At any time before a sale or disposal as aforesaid, the Board may cancel the forfeiture on such terms as it thinks fit.

Liability to pay money     ARTICLE 23 - (1) A person whose shares have been
owing at the time of       forfeited shall cease to be a member in respect of
forfeiture.                the forfeited shares, but shall, notwithstanding the
                           forfeiture, remain liable to pay to the Company all moneys which at the date of forfeiture, were presently payable by him to the Company in respect of the shares.

                           (2) The liability of such persons shall cease if and when the Company shall have received payment in full of all such moneys in respect of the shares.

Declaration of             ARTICLE 24 - (1) A duly verified declaration in
forfeiture.                writing that the declarant is a Director, the Manager
                           or the Secretary, of the Company, and that a share in the Company has been duly forfeited on a date stated in the declaration, shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share.

                           (2) The Company may receive the consideration, if any, given for the share on any sale or disposal thereof and may execute a transfer of the share in favour of the person to whom the share is sold or disposed of.

                           (3) The transferee shall thereupon be registered as the holder of the share.

                           (4) The transferee shall not be bound to see to the application of the purchase money, if any, nor shall his title to the share, be affected by any irregularity or invalidity in the proceedings in reference to or disposal of the share.

Provisions regarding       ARTICLE 25 - The provisions of these Articles as to
forfeiture to apply        forfeiture shall apply in the case of non-payment of
in the case of             any sum which by terms of issue of a share, becomes
non-payment of sums        payable at a fixed time, whether on account of the
payable at a fixed         nominal value of the shares or by way of premium,
time.                      as if the same had been payable by virtue of a call
                           duly made and noticed.

(17)[Company's lien        ARTICLE 26 - The Company shall have a first and
on shares.                 paramount lien upon every share not being fully paid
                           up, registered in the

-----------------

(17) Amended vide Special Resolution passed by the shareholders at 6th AGM held on 29 September 1992.

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                           name of each member (whether solely or jointly with
                           others), and upon the proceeds of sale thereof for moneys called or payable at a fixed time in respect of such shares whether the time for the payment thereof shall have actually arrived or not and no equitable interest in any share shall be created except upon the footing and condition that this
                           Article is to have full effect. Such lien shall extend to all dividends and bonuses from time to time declared in respect of such shares. Unless otherwise agreed, the registration of a transfer of a share shall operate as a waiver of the Company's lien, if any, on such shares.]

Enforcement of lien        ARTICLE 27 - The Company may sell, in such manner as
on sale of shares.         the Board thinks fit, any shares on which the Company
                           has lien, but no sale shall be made unless a sum in respect of which the lien exists is presently payable or until the expiration of fourteen days after a notice in writing stating and demanding payment of such part of amount in respect of which lien exists as is presently payable, has been given to the registered holder for the time being of the share, or the person entitled thereto by reason of his death or insolvency.

Application of             ARTICLE 28 - The proceeds of the sale shall be
proceeds of sales.         received by the Company and shall be applied in
                           payment of such part of the amount in respect of which lien exists as is presently payable and the residue shall (subject to a like lien for sums not presently payable as existed upon the shares prior to the sale) be paid to the persons entitled to the shares at the date of the sale. The purchaser shall be registered as the holder of the share and he shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

Transfer and               ARTICLE 29 - Subject to the provisions of Article 3,
transmission of            the right of members to transfer their shares shall
shares.                    be restricted as follows:

                           (18)[(a) A share may be transferred by a member or other person entitled to transfer to a person approved by the Board.]

                           (b) Subject to the Act and subject as aforesaid, the Board may, in their absolute and uncontrolled discretion, refuse to register any proposed transfer of shares.

                           (19)[(c) If the Board refuse to register transfer of any shares, the Board shall, within one month of the date on which the instrument of transfer is delivered to the Company, send to the transferee and the transferor notice of the refusal. Provided that registration of a transfer shall not be refused on the

-----------------

(18) Amended vide Special Resolution passed by the shareholders at 6th AGM held on 29 September 1992.

(19) Amended vide Special Resolution passed by the shareholders at 6th AGM held on 29 September 1992.

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                           ground of the transferor being either alone or
                           jointly with any other person or persons indebted to the company on any account whatsoever except a lien on the shares.]

                           (d) Subject to the provisions of the Act and save as herein otherwise provided, the Board shall be entitled to treat the person whose name appears on the register of members as the holder of any share as the absolute owner thereof and accordingly shall not (except as ordered by court of competent jurisdiction or as by law required) be bound to recognise any benami, trust or equity or equitable contingent or other claim to or interest in such share on the part of any person whether or not it shall have express or implied notice thereof.

(20)[Transmission by       (e) In the case of transfer of shares or other
operation of law.          marketable securities where the company has not
                           issued any certificates and where such shares or securities are being held in an electronic and fungible form the provisions of the Depositories Act, 1996 shall apply.]

Execution of transfer.     ARTICLE 30 - The instrument of transfer of any share
                           in the Company shall be executed both by the transferor and transferee and the transferor shall be deemed to remain holder of the share until the name of the transferee is entered in the register of members in respect thereof.

Register of transfers.     ARTICLE 31 - The Company shall keep a book, to be
                           called the "Register of Transfers" and therein shall be fairly and distinctly entered particulars of every transfer or transmission of any share.

Instrument of transfer     ARTICLE 32 - Every instrument of transfer shall be
to be left at office       delivered to the Company at the office for
and evidence of titles     registration accompanied by any certificate of the
to be given.               shares to be transferred and such evidence as the
                           Company may require to prove the title of the transferor, or his right to transfer the shares. All instruments of transfer shall be retained by the Company, but any instrument of transfer which the Board may decline to register shall on demand, be returned to the person depositing the same.

(21)[Form of transfer.     ARTICLE 33 - The instrument of transfer shall be in
                           writing and all the provisions of Section 108 of the Companies Act and of any statutory modification thereof for the time being shall be duly complied with in respect of all transfers of shares and registration thereof.]

Closing of Registers       ARTICLE 34 - The Register of Members or the Register
of members and             of Debenture holders may be closed for any period or
Debenture holders.         periods not exceeding 45 (forty five) days in each
                           year but not

-----------------

(20) Amended vide Special Resolution passed by the shareholders at 12th AGM held on 21 September 1996.

(21) Amended vide Special Resolution passed by the shareholders at 6th AGM held on 29 September 1992.

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                           exceeding 30 (thirty) days at any onetime after
                           giving not less than 7 (seven) days previous notice by advertisement in some newspaper circulating in the district in which the registered office of the Company is situated.

                           ARTICLE 35 - deleted vide Special Resolution passed by the Shareholders at 6th AGM held on 29 September 1992.

Board's right to           ARTICLE 36 - The Board shall have the right to refuse
refuse registration.       to register a person entitled by transmission to any
                           shares or his nominee, as if he were the transferee named in an ordinary transfer presented for registration.

(22)[How far new           ARTICLE 37 - Except so far as otherwise provided by
shares to rank with        the conditions of issue, or by these Articles, any
share in original          capital raised by the creation of new shares shall be
capital.                   considered part of the original capital and shall be
                           subject to the provisions herein contained with reference to the payment of calls and instalments, transfer and transmission, lien, voting, surrender and otherwise. Such new shares shall rank pari passu with the existing Shares in all respects except for the purposes of dividend that shall be pro rated to the period for which such newly issued shares are in existence.

New Shares to be           ARTICLE 38(a) - If the Board, in exercise of good
offered to Members.        faith and in its reasonable judgement, determines
                           that the Company requires additional funds, the Board may request, by issuance of a notice (the "Funding
                           Notice") to All Shareholders of the Company, to contribute, within 90 Business Days after the issuance of the Funding Notice (the "Funding
                           Period"), additional capital to the Company, on a pro rated basis depending upon the number of voting shares of the Company then held by such shareholders, by way of subscription for additional voting equity shares in accordance with Section 81(1) of the Act or provide a loan to the Company, all as determined by the Board and set forth in the Funding Notice.

                           (b) If additional capital is to be contributed pursuant to Article 38(a) by way of subscription for additional voting equity shares of the Company, then the subscription price for each such additional voting equity share shall be determined by the Board and set out in the Funding Notice. The Company shall, promptly upon the receipt of such subscription amount, issue to All Shareholders the appropriate number of voting equity shares based upon the payment received from each such shareholder.

                           (c) If any offer to subscribe for voting equity shares of the Company pursuant to Article 38(a) (such offer, the "Right") includes a right to renounce the Right in favour of any other

-----------------

(22) Amended vide Special Resolution passed by the shareholders at 16th AGM held on 20 August 2002.

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                           Person, then, no Shareholder shall renounce such
                           Right in favour of any other Person (other than an Affiliate of the renouncing Shareholder) without first giving the other Shareholder a reasonable opportunity to acquire such Right, either directly or through its nominees on the same terms and conditions that such Right is proposed to be renounced in favour of any other Person (other than an Affiliate of the renouncing Shareholder).]

                                          BORROWING POWERS

Power of borrowing.        ARTICLE 39 - (1) Subject to the provisions of
                           Sections 292 and 293 (1) (d) of the Act, the Board may by means of a resolution passed at a meeting of the Board from time to time, borrow and/or secure the payment of any sum or sums of money for the purposes of the Company.

Conditions on which        (2) The Board may secure the repayment of such moneys
money may be               in such manner and upon such terms and conditions in
borrowed.                  all respects as they think fit and in particular by
                           the issue of bonds, perpetual or redeemable debentures, or debenture - stock or any mortgage, charge or other security on the undertaking of the whole or any part of the property of the Company
                           (both present and future) including its uncalled capital for the time being.

How debentures etc.        (3) Debentures, bonds etc. of the Company shall be
shall be transferred.      transferred or transmitted in accordance with the
                           procedure prescribed for shares in Section 108 of the Companies Act and the prevailing rules made thereunder by Central Government from time to time, unless different provisions are made specifically in the terms of issue governing such debentures, bonds etc.

Securities may be          ARTICLE 40 - Debentures, debenture stock, bonds or
assignable free from       other securities may be made assignable free from any
equities.                  equities between the company and the person to whom
                           the same may be issued.

(23)[Issue at discount     ARTICLE 41 - Subject to Sections 79 and 117 of the
etc. or with special       Act, any debentures, debenture stock, bonds or other
privileges.                securities may be issued at a discount, premium or
                           otherwise, and with any special privileges to redemption, surrender, drawings, allotment of shares, appointment of Directors and otherwise. Debentures, Debenture-Stock, Bonds or other securities with the right to allotment of or conversion into shares shall be issued only with the consent of the company in General Meeting.]

-----------------

(23) Amended vide Special Resolution passed by the shareholders at 6th AGM held on 29 September 1992.

(24) Amended vide Special Resolution passed by the shareholders at 16th AGM held on 20 August 2002.

                                       25
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Inviting/accepting         ARTICLE 42 - Subject to the provisions of Sections
deposits.                  58A and 58B, 292 and 293 of the Companies Act and
                           the rules made thereunder from time to time, the Board of Directors may, from time to time, invite and/or accept deposits from members of the public and/or employees of the Company/or otherwise at such interest rates as may be decided by the Board. Board may also pay commission to any person for subscribing or agreeing to subscribe or procure or agree to procure these deposits.

                           GENERAL MEETINGS

Notice of General          ARTICLE 43 - (1) A general meeting of the Company may
Meeting.                   be called by giving not less than twenty one days
                           notice in writing.

                           (2) A general meeting may be called after giving shorter notice than that specified in clause (1) of this Article if consent is accorded thereto :

                                    (i) in the case of an annual general
                                    meeting, by all the members entitled to vote thereat; and,

                                    (ii) in the case of any other meeting
                                    subject to the provisions of Section 171 of the Act, by members of the Company holding not less than ninety five percent of such part of the paid-up sharecapital of the Company as gives a right to vote at meeting.

Business of meeting.       ARTICLE 44 - The ordinary business of an annual
                           general meeting shall be to receive and consider the profit and loss account, the balance sheet, and the report of the Board of Directors and of the Auditors, and to declare dividends. All other business transacted at such meeting and all business transacted at an extra ordinary meeting shall be deemed special.

(24)[Quorum. ARTICLE 45 - (1) No business shall be transacted at any general meeting unless a quorum of members is present at the time when the meeting proceeds to business.

                           (2) The quorum requirement for the general meeting of the Company shall be governed by the provisions of the Act.

                           (3) Notwithstanding the provisions of Article 45(2), at least one authorised representative each of the Government and the Strategic Partner, in case of a general meeting, shall be necessary to constitute quorum for any meeting in which a resolution for any of the matters specified in Article 69(2) is to

-----------------

(24) Amended vide Special Resolution passed by the shareholders at 16th AGM held on 20 August 2002.

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                           be passed and a notice of not less than 21 (twenty
                           one) days shall be given to the Government and the Strategic Partner for any such meeting.]

General Meetings.          ARTICLE 46 - The first annual general meeting of the
                           Company shall be held within eighteen months of its incorporation and thereafter, the annual general meeting shall be held within six months after the expiry of each financial year, except in the case when, for any special reason time for holding any annual general meeting (not being the first annual general meeting) is extended by the Registrar under
                           Section 166 of the Act, no greater interval than fifteen months shall be allowed to elapse between the date of one annual general meeting and that of the next. Every annual general meeting shall be held during business hours on a day other than a public holiday either at the registered office of the company or at some other place as the Central
                           Government may direct, and the notice calling the meeting shall specify it as the annual general meeting. All other meetings of the Company shall be called "Extraordinary General Meeting".

When Extra-ordinary        ARTICLE 47 - The Board may, whenever they think fit
meeting to be called.      and shall, on the requisition of the holders of not
                           less than one tenth of the paid-up-capital of the Company upon which all calls or other sums then due have been paid, as at the date carry the right of voting in regard to that matter forthwith proceed to convene an extraordinary meeting of the Company, and in the case of such requisition, the following provisions shall have effect :

                           (1) The requisition must state the objects of the meeting and must be signed by the requisitionists and deposited at the office and may consist of several documents, in like-form each signed by one or more requisitionists.

                           (2) If the Board of Directors of the Company do not proceed within twenty one days from the date of the requisition being so deposited to cause meeting to be called on a day not later than 45 days from the date of deposit of the requisition, the requisitionists or a majority of them in value may themselves convene the meeting, but any meeting so convened shall be held within three months from the date of the deposits of the requisition.

                           (3) Any meeting convened under this Article by the requisitionists shall be convened in the same manner as nearly as possible as that in which meetings are to be convened by the Board.

                           If, after a requisition has been received, it is not possible for a sufficient number of Directors to meet in time so as to form a quorum, any Director may convene an extraordinary general meeting in the same manner as early as possible as that in which meetings may be convened by the Board.

                                       27
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Omission to give           ARTICLE 48 - The accidental omission to give any such
notice. notice or the non-receipt of any such notice by any member shall not invalidate the proceedings at any meeting.

Chairman of General        ARTICLE 49 - The Chairman of the Board shall be
Meeting.                   entitled to take the Chair at every general meeting
                           or if there be no such Chairman, or if at any meeting he shall not be present within fifteen minutes after the time appointed for holding such meeting or is unwilling to act as Chairman, the members present shall choose another Director as Chairman, and, if no Director shall be present, or if all the Directors present decline to take the chair then, the members present shall choose one of their number to be the Chairman.

(25)[When, if quorum       ARTICLE 50 - (1) If within half an hour from the time
not present, meetings      appointed for the meeting a quorum is not present,
to be dissolved and        the meeting if convened upon such requisition as
when to be adjourned.      aforesaid, shall be dissolved.

                           (2) In the event that no authorised representative of either the Government or the Strategic Partner is present at a meeting referred to in Article 45(3) above, such meeting shall stand adjourned to the same day in the next week, at the same time and place, or to such later day as may be notified to the Government or the Strategic Partner as the case may be.

                           (3) In the event that no authorised representative of the same Shareholder, whose authorised representative was not present in the meeting referred to in Article 45(3), is present at the adjourned meeting referred to in Article 50(2) above, such meeting shall stand adjourned to the same day in the next week, at the same time and place, or to such later day as may be notified to such Shareholder.

                           (4) Notwithstanding anything to the contrary in
                           Article 45(3) above, in the event that no authorised representative of the same Shareholder, whose authorised representative was not present in the meetings referred to in Articles 45(3) and 50(2), is present at the adjourned meeting referred to in
                           Article 50(3), it shall be deemed that the presence of the authorised representatives of such Shareholder is not required for such meeting and the shareholders present at such adjourned general meeting shall be entitled to proceed with the items on the agenda in such manner as they deem fit even though such items may be relating to matters listed in Article 69(2).]

Right of President to      ARTICLE 51 - (1) The President, so long as he is a
appoint any person as      shareholder of the Company, may, from time to time,
his representative.        appoint one or more persons (who need not be a member
                           or members of the Company) to represent him at all or any meeting of the

-----------------

(25) Amended vide Special Resolution passed by the shareholders at 16th AGM held on 20 August 2002.

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                           Company.

                           (2) Any one of the persons appointed under sub clause
                           (1) of this Article shall be deemed to be a member of the Company and shall be entitled to vote and be present in person and exercise the same rights and powers (including the right to vote by proxy) as the President could exercise as a member of the Company.

                           (3) The President may, from time to time, cancel any appointment made under sub clause (1) of this Article and make fresh appointment.

                           (4) The production at the meeting of an order of the President evidenced as provided in the Constitution, shall be accepted by the Company as sufficient evidence of any such appointment or cancellation as aforesaid.

Adjournment of             ARTICLE 52 - (1) The Chairman may, with the consent
meeting.                   of any meeting at which a quorum is present and
                           shall, if so directed by the meeting, adjourn the meeting from time to time and place to place.

Business at adjourned      (2) No business shall be transacted at any adjourned
meeting.                   meeting other than the business left unfinished at
                           the meeting from which the adjournment took place.

Notice of adjourned        (3) When a meeting is adjourned for 30 days or more,
meeting.                   notice of the adjourned meeting shall be given as was
                           given in the case of an original meeting.

                           (4) Save as aforesaid, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

(26)[How questions         ARTICLE 53 - (1) Every question submitted to a
to be decided at           meeting shall be decided in the first instance by a
meetings.                  show of hands.]

-----------------

(26) Amended vide Special Resolution passed by the shareholders at 16th AGM held on 20 August 2002.

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Evidence of a              (2) At any general meeting a resolution put to vote
resolution where poll      of the meeting shall be decided on a show of hands,
not demanded.              unless a poll is, before or on the declaration of the
                           result of the show of hands, demanded by a member present in person or proxy or by duly authorised representative, and unless a poll is so demanded, a declaration by the Chairman that a resolution has, on a show of hands, been carried or carried unanimously or by a particular majority or lost, and an entry to that effect in the book of proceedings of the Company, shall be conclusive evidence of the fact, without proof of the number or proportion of the vote recorded in favour of or against that resolution.

Poll how to be taken.      (3) If a poll is duly demanded, it shall be taken in
                           such manner and at such time and place as the Chairman of the meeting directs and either at once or after an interval or adjournment or otherwise, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded. The demand of a poll may be withdrawn.

Poll when to be taken      (4) Subject to the provisions of Section 180 of the
at the meeting.            Act, any poll duly demanded on the election of a
                           Chairman of a meeting or on any question of adjournment shall be taken at the meeting and without adjournment.

Business may proceed       (5) The demand of a poll shall not prevent the
notwithstanding            continuance of a meeting for the transaction of any
demand of poll.            business other than the question on which a poll has
                           been demanded.

Chairman's decision        (6) The Chairman of any meeting shall be the sole
conclusive.                judge of the validity of every vote tendered at such
                           meeting. The Chairman present at the taking of a poll shall be the sole judge of the validity of every vote tendered at such poll.

Objection to vote.         (7) No objection shall be raised as to the
                           qualification of any voter except at the meeting or adjourned meeting at which the vote objected to is given or tendered and every vote not disallowed at such meeting shall be valid for all other purposes.

Chairman to judge          (8) Any such objection made in due time shall be
validity.                  referred to the Chairman of the meeting whose
                           decision shall be final and conclusive.

Vote of Members.           ARTICLE 54 - Upon a show of hands every member
                           present in person or by proxy, or by duly authorised representative shall have one vote and upon a poll every such member shall have one vote for every share held by him.

Votes in respect of        ARTICLE 55 - Any person entitled under the
deceased and               transmission clause to any shares may vote at any
bankrupt members.          general meeting in respect thereof in the same manner
                           as if he were the registered holder of such shares provided that seventy-two hours at least before the time of holding the meeting or adjourned meeting as the case may be at which he proposes to vote, he shall satisfy the

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                           Board of Directors of his right to such shares,
                           unless the Board of Directors shall have previously admitted his right to such shares of his right to vote at such meeting in respect thereof.

Joint holders.             ARTICLE 56 - Where there are joint registered holders
                           of any share, any one of such persons may vote at any meeting, either personally or by proxy, in respect of such shares as if he were solely entitled thereto, and if more than one of such joint holders be present at any meeting personally or by proxy, that one of the said persons present whose name stands first on the register in respect of such share shall alone be entitled to vote in respect thereof. Several executors or administrators of a deceased member in whose name any share stands shall for the purposes of this clause be deemed joint holders thereof.

Votes in respect of        ARTICLE 57 - A member of unsound mind or in respect
shares of members of       of whom an order has been made by any Court having
unsound mind.              jurisdiction in lunacy, may vote whether on a show of
                           hands or on poll, by his committee or other legal guardian, and any such committee or guardian may on a poll, vote by proxy.

No member to vote          ARTICLE 58 - No member shall be entitled to vote at
unless calls are paid-     any general meeting unless all calls or other sums
up.                        presently payable by him in respect of shares in the
                           Company have been paid.

Instrument appointing      ARTICLE 59 - A member entitled to attend and vote at
proxy to be in writing.    a meeting may appoint another person (whether a
                           member or not) as his proxy to attend a meeting and vote on show of hands or on a poll. No member shall appoint more than one proxy to attend on the same occasion. The instrument appointing a proxy shall be in writing and be signed by the appointer or his attorney duly authorised in writing or if the appointer is a body corporate, be under its seal or be signed by an officer or an attorney duly authorised by it.

Form of Proxy.             ARTICLE 60 - An instrument appointing a proxy shall
                           be in either of the forms in Schedule IX to the Act or a form as near thereto as circumstances admit.

Instrument appointing      ARTICLE 61 - The instrument appointing a proxy and
proxy to be deposited      the power of attorney or other authority (if any)
in office.                 under which it is signed, or a notarially
                           certified copy of that power or authority, shall be deposited at the registered office of the Company not less than 48 (forty-eight) hours before the time for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote, or in the case of a poll not less than 24 (twenty four) hours before the time appointed for taking of the poll and in default the instrument of proxy shall not be treated as valid.

When vote by proxy         ARTICLE 62 - A vote given in accordance with the
valid though authority     terms of an instrument of proxy shall be valid
revoked.                   notwithstanding the previous death or insanity of the
                           principal, or the revocation of the proxy or of the authority under which the proxy was executed or the transfer of the shares in respect of which the proxy is given

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                           provided that no intimation in writing of such death,
                           insanity, revocation or transfer or transmission shall have been received at the office of the Company before the commencement of the meeting or adjourned meeting at which the proxy is used.

No member entitled         ARTICLE 63 - No member shall be entitled to be
to vote etc. while         present, or to vote on any question either personally
call due to the            or by proxy at any general meeting or upon a poll, or
company.                   be reckoned in a quorum whilst any call or other sum
                           shall be due and payable to the Company in respect of any of the share of such members.

                           BOARD OF DIRECTORS

Board of Directors.        ARTICLE 64 - The business of the Company shall be
                           managed by the Board of Directors.

(27)(28)[Number            ARTICLE 65 - (1) Until otherwise determined by a
of Directors.              General Meeting of the Company and subject to the
                           provisions of Section 252 of the Act, the Board shall comprise of twelve Directors. The Directors are not required to hold any qualification shares.

                           (2) As long as the Government holds at least 10% of the voting equity share capital of the Company the composition of the Board shall be as under:

                                    (i) Four out of twelve directors shall be permanent or non-retiring directors, of which the Government and the Strategic Partner shall be entitled to appoint two directors each.

                                    (ii) The balance eight directors shall be liable to retire by rotation. Of the retiring directors, four directors shall be independent directors on the Board.

                                    (iii) Of the four independent directors the Strategic Partner and the Government shall be entitled to nominate and recommend names of two independent directors each.

                                    (iv) The composition of the balance four directors i.e. the retiring and non independent directors shall be as under:

                                             iv.i As long as the Strategic
                                             Partner together with its
                                             Affiliates holds 25% of the voting
                                             equity share capital of the
                                             Company, two directors shall be

-----------------

(27) Articles 65 to 66L amended vide Special Resolution passed by the shareholders at EGM held on 10 March 1993.

(28) Modified vide Special Resolution passed by the shareholders at 16th AGM held on 20 August 2002.

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                                             nominated each by the Government
                                             and the Strategic Partner.

                                             iv.ii As soon as the Strategic
                                             Partner acquires and holds more
                                             than 25% but less than 30% of the
                                             voting equity share capital of the
                                             Company, the Strategic Partner
                                             shall have the right to appoint
                                             three directors on the Board and
                                             the Government shall have the right
                                             to appoint one Director on the
                                             Board.

                                             iv.iii As soon as the Strategic
                                             Partner acquires and holds more
                                             than 30% of the voting equity share
                                             capital of the Company, the
                                             Strategic Partner shall have the
                                             right to appoint all the four
                                             directors.

                           (3) Notwithstanding anything to the contrary herein
                           (i) the Government shall have the right to appoint two non retiring Directors so long as the Government holds at least 10% of the voting equity share capital of the Company, and (ii) the Government shall be entitled to appoint one non retiring director on the Board so long as the Government is a shareholder in the Company.

                           (4) Notwithstanding the foregoing, at least three-fourths of the total number of directors on the Board shall, at all times, be Indian Nationals.

                           (5) For purposes of clarity and avoidance of doubt, the Government and the Strategic Partner agree that if additional independent directors are required to be appointed to the Board to comply with any Laws or regulation or to comply with the provisions of any listing agreement, then, by mutual agreement between the Government and the Strategic Partner, either the strength of the Board shall be increased to the extent required or the number of directors that each of the Government and the Strategic Partner shall be entitled to appoint shall be proportionately reduced.]

(29)[Appointment of        ARTICLE 66A - The Board may appoint an alternate
alternate Director.        Director recommended for such appointment by a
                           Director other than whole-time Director (hereinafter called the Original Director) in whose place he is being appointed during his absence for a period of not less than three months from the State in which the meetings of the Board are ordinarily held. An alternate Director appointed under this Article shall not hold office for a period longer than that permissible to the Original Director in whose place he has been appointed and shall vacate office if and when the original Director returns to that State. If the term

-----------------

(29) Article 66A & 66B deleted and Article 66C to 66L suitably renumbered and renumbered Article 66A modified vide Special Resolution passed by the shareholders at 16th AGM held on 20 August 2002.

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                           of office of the Original Director is determined
                           before he so returns to that State, any provision(s) in the Act or in this Articles for the automatic appointment shall apply to the Original Director and not to the alternate Director.]

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Directors' power to        ARTICLE 66B - Subject to the provisions of Section
appoint additional         260 of the Act, the Board shall have power at any
Director.                  time and from time to time, appoint any other
                           qualified person(s) to be an Additional Director(s), but so that the total number of Directors shall not at any time exceed the maximum fixed under Article
                           65. Any such additional Director(s) shall hold office only upto the date of the next Annual General
                           Meeting.

Directors power to fill    Article 66C - (A) IF THE OFFICE OF ANY DIRECTOR
casual vacancies.          APPOINTED BY THE COMPANY IN GENERAL MEETING IS
                           VACATED BEFORE HIS TERM OF OFFICE WILL EXPIRE IN THE
                           NORMAL COURSE, THE RESULTING CASUAL VACANCY MAY, IN
                           DEFAULT OF AND SUBJECT TO THESE ARTICLES, BE FILLED
                           BY THE BOARD OF DIRECTORS AT A MEETING OF THE BOARD.

                           (b) Any person so appointed shall hold office only upto the date upto which the Director in whose place he is appointed would have held office, if it had not been vacated as aforesaid but shall be eligible for the re-appointment at such Meeting subject to the provisions of the Act.

Retirement by rotation     ARTICLE 66D - At every Annual General Meeting of the
of Directors and           Company, one-third of such of the Directors for the
ascertaining of            time being, as are liable to retire by rotation or if
Directors retiring by      their number is not three or a multiple of three, the
rotation filling up        number nearest to one-third and shall retire from
of vacancies.              office. The non-retiring Directors, if any, shall not
                           be subject to retirement under this clause and shall not be taken into account in determining the rotation of retirement or the number of Directors to retire.
                           Subject to provisions of the Act, the Directors to retire by rotation under this Article at every Annual
                           General Meeting shall be those who have been longest in office since their last appointment, but as between persons who become Directors on the same day, those who are to retire, shall, in default of and subject to any agreement among themselves, be determined by lot.

Eligibility for re-        ARTICLE 66E - A retiring Director shall be eligible
election.                  for re-election.

Company to appoint         ARTICLE 66F - Subject to Section 258 of the Act, the
successors.                Company at the General Meeting at which a Director
                           retires in the manner aforesaid may fill up the vacated office by electing a person thereto.

(30)[Special position      ARTICLE 66G - As long as the Strategic Partner holds
of Managing Director.      25% of the then-outstanding Equity Shares, one of the
                           director nominated by the Strategic Partner shall be the Managing Director of the Company. The Managing
                           Director shall not, while he continues to hold that office be subject to retirement

-----------------

(30) Amended vide Special Resolution passed by the shareholders at 16th AGM held on 20 August 2002.

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                           by rotation in accordance with Article 66 D. If he
                           otherwise, ceases to hold the office of Director he shall ipso facto and immediately cease to be a Managing Director.]

Notice of candidature      Article 66H - (A) A PERSON OTHER THAN A RETIRING
for office of Director     DIRECTOR SHALL BE ELIGIBLE FOR APPOINTMENT TO THE
except in certain cases.   OFFICE OF DIRECTOR AT ANY GENERAL MEETING, IF HE OR
                           SOME MEMBER INTENDING TO PROPOSE HIM HAS, NOT LESS
                           THAN FOURTEEN DAYS BEFORE THE MEETING, LEFT AT THE
                           REGISTERED OFFICE, A NOTICE IN WRITING UNDER HIS
                           HAND, SIGNIFYING HIS CANDIDATURE FOR THE OFFICE OF
                           DIRECTOR OR THE INTENTION OF SUCH MEMBER TO PROPOSE
                           HIM AS A CANDIDATE FOR THAT OFFICE, AS THE CASE MAY
                           BE, ALONG WITH A DEPOSIT OF FIVE HUNDRED RUPEES OR
                           SUCH SUM AS MAY FOR THE TIME BEING BE PRESCRIBED BY
                           THE ACT, WHICH SHALL BE REFUNDED TO SUCH PERSON OR,
                           AS THE CASE MAY BE, TO SUCH MEMBER, IF THE PERSON
                           SUCCEEDS IN GETTING ELECTED AS A DIRECTOR.

                           (b) The Company shall inform its members of the candidature of a person for the office of a Director or the intention of a member to propose such person as a candidate for that office, by serving individual notices on the members not less than seven days before the Meeting;

                           Provided that it shall not be necessary for the Company to serve individual notices upon the members as aforesaid, if the Company advertises such candidature or intention, not less than seven days before the Meeting, in at least two newspapers circulating in the place where the Registered Office of the Company is located, of which one is published in English and the other in the regional language of that place.

                           (c) Every person (other than a Director retiring by rotation or otherwise or a person who has left at the office of the Company, a notice under Section 257 of the Act, signifying his candidature for the office of Director) proposed as a candidate for the office of a Director shall sign and file with the Company his consent in writing to act as a Director, if appointed.

Filing of consent to       ARTICLE 66 I - A person other than
act as Director.

                           (a) a Director re-appointed after retirement by rotation or immediately on the expiry of his term of office; or

                           (b) an additional or alternate Director, or a person filling a casual vacancy in the office of a Director under Section 262 of the Act, appointed as an additional or alternate Director, immediately on the expiry of his term of office;

                           shall not act as a Director of the Company, unless he has, within thirty days of his appointment, signed and filed with the Registrar his consent in writing to act as such Director.

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Remuneration of                     ARTICLE 66 J - (a) The fee payable to a
Directors.                          Director for attending a meeting of the
                                    Board or Committee thereof shall be decided by the Board of Directors from time to time within the maximum limit of such fee that may be prescribed under the proviso to
                                    Section 310 of the Companies Act, 1956.

                                    (b) Subject to the Provisions of the Act, any Director if called upon to perform extra services or special exertions or efforts (which expression shall include work done by a Director as a member of any committee formed by the Directors), the board may arrange with such Director for such special remuneration, for such extra services or special exertions or efforts, either by a fixed sum or otherwise, as may be determined by the Board and such remuneration may be either in addition to or in substitution of his remuneration above provided.

Travelling expenses                 ARTICLE 66 K - The Board of Directors may
incurred by Director.               allow and pay to any  Director, who is not a
                                    resident of the place where the meetings of the Board or Committees thereof or General
                                    Meeting of the Company are held and who
                                    shall come to such place for the purpose of attending a meeting or for attending its business at the request of the Company, such sum as the Board may consider fair compensation for travelling, hotel and other incidental expenses, in addition to his fee, if any, for attending such meeting as above specified, and if any Director be called upon to go or reside out of the ordinary place of his residence on the Company's business, he shall be entitled to be reimbursed all travelling and other expenses incurred in connection with the business of the Company.

Directors may act                   ARTICLE 66L - The continuing Director(s) may
notwithstanding vacancy.            act notwithstanding any vacancy in their
                                    body, but, if and so long as their number is reduced below the quorum fixed by these Articles for a meeting of the Board, the continuing Director(s) may act for the purpose of increasing the number of Directors to that fixed for the quorum, or for summoning a General Meeting, but for no other purpose.)(27)

(31)[General powers of              ARTICLE 67 - Subject to the provisions of
the company vested in               the Act, the Business of the Company shall
the Board of Directors.             be managed by the Directors who may pay all
                                    expenses incurred in setting up and
                                    registering the Company and who may exercise
                                    all such powers and all such acts and things
                                    as the Company is authorised to exercise and
                                    do. Provided that the Directors Shall not
                                    exercise any power or do any act or thing
                                    which is directed or required whether by the
                                    Act or any other act or by the Memorandum or
                                    Articles of the Company or otherwise, to be
                                    exercised or done by the
-------------------
(27) Article 65 to 66L initially amended vide Special Resolution passed by the shareholders at EGM held on 10 March 1993.

(31) Amended vide Special Resolution passed by the shareholders at 16th AGM held on 20 August 2002.

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                                    Company in general meeting.

                                    Provided further that in exercising any such power or doing any such act or Thing, the directors shall be subject to the provisions contained in that behalf in the Act or any other act, or in the Memorandum or Articles of the Company, or in any regulations made by the Company in general meeting. No regulation made by the Company in general meeting shall invalidate any prior act of the Directors which would have been valid if that regulation had not been made.]

Delegation of Powers.               ARTICLE 68 - (1) Subject to the provisions
                                    of the Act, the Board may, from time to
                                    time, delegate such of its powers as it may think fit to the Chairman,
                                    Chairman-cum-Managing Director and/or
                                    Managing Director(s), subject to such terms, conditions and restrictions as it may deem necessary to impose and may, from time to time, revoke, amend or vary all or any of the powers so delegated.

                                    (2) The Chairman, the Chairman-cum-Managing
                                    Director and/or Managing Director(s) may sub-delegate any of the powers delegated to him by the Board to any officer or other employees of the Company, subject to condition that every such sub-delegation of his powers will be reported to the Board.

(32)[Powers of                      ARTICLE 69 -
Chairman. Matters requiring         (1) The property, business and affairs of
affirmative vote of the             the Company shall be managed exclusively by
Government and the                  and be under the direction of the Board. The
Strategic Partner at                Board may exercise all such powers of the
the General Meeting                 Company and have such authority and do all
and at the meeting of               such lawful acts and things as are permitted
the Board.                          by applicable Law and the Memorandum of
                                    Association and Articles of Association.
                                    Subject to Article 69(2) below, all
                                    decisions, actions and resolutions of the Board shall be adopted by the affirmative vote of a simple majority of the members of Board.

                                    (2) Notwithstanding any other provision of
                                    these Articles or otherwise permitted or
                                    provided under the Act, no obligation of the
                                    Company or any of its subsidiaries shall be
                                    entered into, no decision shall be made and
                                    no action shall be taken by or with respect
                                    to the Company or any of its subsidiaries in
                                    relation to the following matters unless
                                    such obligation, decision or action as the
                                    case may be, is approved ,if at any meeting
                                    of the Company's shareholders, duly called
                                    for the purpose of considering such
                                    obligation, decision or action, by an
                                    affirmative vote of the one authorised
                                    representative of both the Government and
                                    the Strategic Partner, and if at the meeting
                                    of the Board by an affirmative vote of, at
                                    least one nominee director of each of the
                                    Government and the Strategic
-------------------
(32) Amended vide Special Resolution passed by the shareholders at 16th AGM held on 20 August 2002.

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                                    Partner:

                                        (i) Any change in the Memorandum of
                                        Association and Articles of
                                        Association;

                                        (ii) The granting of any security
                                        or the creation of any Encumbrance
                                        on the assets of the Company or the
                                        incurrence of any indebtedness or
                                        guaranteeing the debts of any
                                        Person which in the aggregate at
                                        any time exceeds the net worth of
                                        the Company;

                                        (iii) The taking of any steps to
                                        wind-up or terminate the corporate
                                        existence of the Company or any of
                                        its Affiliates or entering into any
                                        arrangement with the creditors of
                                        the Company in relation to all or
                                        substantial part of the assets of
                                        the Company;

                                        (iv) Any one or a series of transactions which causes a sale lease, exchange or disposition of land and building of the Company or its subsidiary which are acquired by the Company at any time prior to the Closing;

                                        (v) Subject to Article 69(2)(xv)
                                        hereunder, any sale, lease, exchange or
                                        disposition of any property, assets or
                                        equipments (other than land and
                                        building)of the Company or its
                                        subsidiary which are acquired by the
                                        Company at any time prior to the
                                        Closing;

                                        (vi) The making, directly or indirectly, of loans or advances in excess of Rs.500 million to any Person other than in the ordinary course of business of the Company;

                                        (vii) The entering into of an
                                        amalgamation, merger or consolidation
                                        with any other company or body
                                        corporate;

                                        (viii) Any change in the number of
                                        directors of the Company from that
                                        provided in this Article;

                                        (ix) Any agreement with or commitment to any Shareholder or its Principal(s) or their respective Affiliates, except where, and to the extent, (a) such agreement or commitment between the Company or any of its Affiliates on the one hand and the Government or any Government Authority on the other is required under applicable Law or (b) such agreement is on an arms' length basis and in good faith;

                                        (x) Establishment of any subsidiary or
                                        associated company by Company;

                                        (xi) Transfer of any rights or interest
                                        in Affiliates of the Company including,
                                        without limitation, Transfer of Relevant
                                        Interests in securities of such
                                        Affiliates held by the Company;

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                                        (xii) Any agreement, license or
                                        permission in respect of the use of the
                                        name and/or logo of the Company (except
                                        where such agreement, license or
                                        permission is for the purpose of, or in
                                        connection with, advertising or
                                        promotional activities only by the
                                        Company);

                                        (xiii) The delegation by the Board to
                                        any Person of the Board's authority to
                                        approve or authorize any matter
                                        described in this Article 69(2);

                                        (xiv) Change directly or indirectly in
                                        the use of land and building of the
                                        Company other than for the purposes of
                                        the main objects of the Company as
                                        defined in the Memorandum of Association of the Company;

                                        (xv) Any one or a series of
                                        transactions, which causes a sale,
                                        lease, exchange or disposition of
                                        obsolete equipments or equipments not in use, of the Company or its subsidiary having an aggregate value exceeding 25% of the total value of the net fixed assets of the Company as specified in the Audited Financial Statement;

                                        (xvi) Any commitment or agreement to do
                                        any of the foregoing. Notwithstanding
                                        anything to the contrary contained in
                                        these Articles, in the event any of the
                                        aforesaid items of business mentioned in
                                        Article 69 (2) is not approved by the
                                        Board or Shareholders at a meeting or
                                        otherwise then such non-approved items
                                        shall not be implemented by the Company
                                        and the Parties shall not directly or
                                        indirectly take any steps to cause the
                                        Company to implement such items of
                                        business.]

(33)(34){[Specific Powers           ARTICLE 70 - Without prejudice to the
of the Board of                     general powers conferred by Article 67 and
Directors.                          the other powers conferred by these
                                    Articles, but subject to the provisions of Sections 293, 293-A, and 294 of the Act and
                                    Article 69 herein, the Board of Directors shall have the following powers, that is to say power:]

To acquire property.                (1) To purchase, take on lease or otherwise
                                    acquire for the company property, rights or privileges which the company is authorised to acquire at such price, and generally on such terms and conditions as they think fit.

(35)(To pay for property,           (2) To pay for any property, rights or
debentures etc.                     privileges acquired by, or services rendered
                                    to the company either wholly or partially in
                                    cash or in shares, bonds, debentures or
                                    other securities of the company, and any
                                    such shares may be issued either as fully
-------------------
(33) Article 70 & 71 deleted and Article 72 to 105 renumbered as Article 70 to 103 vide Special Resolution passed by the shareholders at 16th AGM held on 20 August 2002.

(34) Amended vide Special Resolution passed by the shareholders at 16th AGM held on 20 August 2002.

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                                    paid-up or with such amount credited as
                                    paid-up thereon as may be agreed upon and any such bond, debentures or other securities may be either specifically charged upon all or any part of the property of the company and its uncalled capital or not so charged.

To secure contracts by              (3) To secure the fulfillment of any
mortgage.                           contracts or engagements entered into by the
                                    company by mortgage or charge of all or any of the property of the company and its uncalled capital for the time being or in such other manner as they may think fit.

To appoint officers etc.            (4) To create posts of, to appoint persons
                                    and at their discretion, remove or suspend general managers, managers, secretaries, officers, clerks, agents and servants for permanent, temporary or special services, as they may, from time to time, think fit, and to determine their powers and duties and fix their salaries or emoluments and require security in such instances and to such amounts as they think fit.

To appoint trustees.                (5) To appoint any person or persons
                                    (whether incorporated or not), to accept and hold in trust for the company, any property belonging to the company or in which it is interested or for any other purposes, and to execute and do all such deeds and things as may be requisite in relation to any such trust and to provide for the remuneration of such trustee or trustees.

To bring and defend                 (6) To institute, conduct, defend compound
action.                             or abandon, any legal proceedings by or
                                    against the company or its officers or
                                    otherwise concerning the affairs of the
                                    company and also to compound and allow time for payment or satisfaction of any claims or demands by or against the company.

To refer to arbitration.            (7) To refer any claims or demands by or
                                    against the company to arbitration and
                                    observe and perform the awards.

To give receipt.                    (8) To make and give receipts, release, and
                                    other discharges for money payable to the company, and for the claims and demands of company.

To authorise                        (9) To determine the person(s) who shall be
acceptance etc.                     entitled to sign on the company's behalf,
                                    bills, notes, receipts, acceptances,
                                    endorsements, cheques, releases, contracts and documents.

To appoint attorney.                (10) From time to time to provide for the
                                    management of the affairs of the company
                                    outside the areas which in the context
                                    includes the townships and sites of
                                    operations of the company in such manner as
                                    they think fit, and in particular to appoint
                                    any person to be the attorney or agent of
                                    the company with such powers (including
                                    power to sub-delegate) and upon such terms
                                    as may be thought fit.
-------------------

(35) Article 70(2) deleted and Article 70(3) till 70(22) renumbered as 70(2) till 70(21) vide Special Resolution passed by the shareholders at 16th AGM held on 20 August 2002.

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(36)[To invest moneys.              (11) To invest in Reserve Bank/State Bank of
                                    India/any nationalised bank or in such
                                    securities and deal with any of the moneys of the company upon such investments authorised by the Memorandum of Association of the company (not being shares in this company) and in such manner as they think fit and from time to time to vary or realise such investments.]

To give security by                 (12) To execute in the name and on behalf
way of indemnity.                   of the company in favour of any Director or
                                    other persons who may incur or be about to incur any personal liability for the benefit of the company such mortgage of the company's property (present and future) as they think fit and any such mortgage may contain a power of sale and such other powers, covenants and provisions as shall be agreed upon.

(37)[To give percentage.            (13) To give to any person employed by the
                                    company a commission on the profits of any particular business transaction or a share in the general profits of the company, and such commission or share of profit shall be treated as part of the working expenses of the company.]

To make bye-laws.                   (14) From time to time make, vary and repeal
                                    bye-laws for the regulation of the business of the company, its officers and servants.

To give bonus.                      (15) To give, award, or allow any bonus,
                                    pension, gratuity or compensation to any employee of the company or his widow, children or dependants, that may appear to the Board of Directors just or proper, whether such employee, his widow, children or dependants have or have not a legal claim upon the company.

To create Provident                 (16) Before declaring any dividend to set
Fund.                               aside such portion of the profits of the
                                    company as they may think fit, to form a
                                    fund to provide for such pensions,
                                    gratuities or compensation or to create any
                                    provident or benefit fund in such manner as
                                    the Board of Directors may deem fit.
-------------------
(36) Amended vide Special Resolution passed by the shareholders at 16th AGM held on 20 August 2002.

(37) Amended vide Special Resolution passed by the shareholders at 16th AGM held on 20 August 2002.

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To establish Managing               (17) From time to time and at any time to
Committee.                          establish any Managing. Committee for
                                    managing any of the affairs of the company in any specified locality in India, or out of India, and to appoint any person(s) to be member(s) of such Managing Committee and to fix their remuneration and from time to time and at any time to delegate to any person(s) so appointed any of the powers, authorities and discretion for the time being vested in the Board of Directors other than the power to make call; and to authorise the members for the time being of any such Managing
                                    Committee or any of them to fill up any
                                    vacancies therein and to act notwithstanding vacancies, and any such appointment or delegation may be made in such terms, and subject to such conditions as the Board of Directors may think fit and the Board of Directors may at any time remove any person so appointed and may annul or vary any such delegation.

To make contracts.                  (18) To enter into all such negotiations and
                                    contracts and rescind and vary all such
                                    contracts, execute and do all such acts, deeds and things in the name and on behalf of the company as they may consider expedient for or in relation to any of the matters aforesaid or otherwise for the purposes of the company; and

To establish                        (19) To establish, maintain, support and
institution.                        subscribe to any society, etc. charitable,
                                    benevolent, public or general useful objects or any institution, society, or club or fund which may be for the benefit of the company or its employees or may be connected with any town or place where the company carries on its business or any object in which the company may be interested.

(38)[To borrow or raise             (20) To borrow or raise or secure the
or secure the payment               payment of money in such manner as the
of money.                           company shall think fit and in particular by
                                    executing mortgages and the issue of
                                    debentures, or debenture-stock, perpetual or otherwise, charged upon all or any of the company's property (both present and future) including its uncalled capital and to purchase, redeem, or pay off any such securities.]

To fix terms and                    (21) To fix terms and conditions for
conditions for                      providing, maintaining and operating
providing,                          services provided to the customers.)(36)
maintaining &
operating services.

Seal. ARTICLE 71 - The seal of the company shall not be affixed to any instrument except by the authority of a resolution of the Board of Directors and except in the presence of at least one
-------------------
(36) Article 70(2) deleted and Article 70(3) till 70(22) renumbered as 70(2) till 70(21) vide Special Resolution passed by the shareholders at 16th AGM held on 20 August 2002.

(38) Amended vide Special Resolution passed by the shareholders at 16th AGM held on 20 August 2002.

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                                    Director or such other person as the Board
                                    may appoint for the purpose; and the said
                                    Director or the person aforesaid shall sign every instrument to which the seal of the company is so affixed in his presence.

                            PROCEEDINGS OF THE BOARD

Meeting of the Board.               ARTICLE 72 - A meeting of the Board of
                                    Directors shall be held for the despatch of the business of the company at least once in every three months and at least four such meetings shall be held in every year.

(39)[Director may                   ARTICLE 73 - A Director may at any time
summon meeting.                     convene a meeting of the Board Directors.
                                    Questions arising at any meeting shall be decided by majority of votes. The Chairman shall not have a second or casting vote in the case of an equality of votes.]

Notice of meetings.                 ARTICLE 74 - (1) Notice of every meeting of
                                    the Board of Directors of the Company shall be given in writing to every Director for the time being in India and at his usual address in India to every other Director.

                                    (2) Every officer of the company, whose duty is to give notice as aforesaid and who fails to do so shall be punishable with fine which may extend to one hundred rupees.

(40)[Quorum for                     ARTICLE 75 (1) The quorum requirement for
meetings.                           the Board shall be governed by the
                                    provisions of the Act.

                                    (2) Notwithstanding anything to the contrary in Article 75(1) above, the presence of at least one nominee director each of the Government and the Strategic Partner, in case of a Board meeting, shall be necessary to constitute quorum for any meeting in which a resolution for any of the matters specified in Article 69(2) is to be passed and a notice of not less than 7 (seven) days shall be given to the Government and the Strategic Partner for any such meeting, unless the Government and the Strategic Partner agrees to a shorter notice in writing.

                                    (3) In the event that no nominee director of either the Government or the Strategic Partner is present at a meeting referred to in Article 75(2) above, such meeting shall stand adjourned to the same day in the next week, at the same time and place, or to such later day as may be notified to the Government or the Strategic Partner as the case may be.

                                    (4) In the event that no nominee director of
                                    the same
-------------------
(39) Amended vide Special Resolution passed by the shareholders at 16th AGM held on 20 August 2002.

(40) Substituted vide Special Resolution passed by the shareholders at 16th AGM held on 20 August 2002.

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                                    Shareholder, whose nominee director was not
                                    present in the meeting referred to in
                                    Article 75(2), is present at the adjourned meeting referred to in Article 75(3) above, such meeting shall stand adjourned to the same day in the next week, at the same time and place, or to such later day as may be notified to such Shareholder.

                                    (5) Notwithstanding anything to the contrary in Article 75(2) above, in the event that no nominee director of the same Shareholder, whose nominee director was not present in the meetings referred to in Articles 75(2) and 75(3), is present at the adjourned meeting referred to in Article 75(4), it shall be deemed that the presence of the nominee director of such Shareholder is not required for such meeting and the directors present at such adjourned Board Meeting shall be entitled to proceed with the items on the agenda in such manner as they deem fit even though such items may be relating to matters listed in Article 69(2).]

(41)[Chairman of                    ARTICLE 76 - The Board shall at its meeting
Board's meeting.                    elect a Director as Chairman of the
                                    Directors' meetings and determine the period for which he is to hold office. If no such Chairman is nominated, or if at any meeting the Chairman is not present within 15 minutes after the time for holding the same, the Directors present may choose one of their number to be the Chairman of the meeting.]

Power of Quorum.                    ARTICLE 77 - A meeting of the Board of
                                    Directors for the time being at which a
                                    quorum is present shall be competent to
                                    exercise all or any of the authorities,
                                    powers, and discretion by or under the
                                    Articles of company for the time being
                                    vested in or exercisable by the Board of Directors generally.

(42)[Delegation of                  ARTICLE 78 - Subject to Article 69 herein,
powers to committees.               the Board may, subject to the restrictions
                                    laid down in Section 292 of the Act,
                                    delegate any of their powers to Committees consisting of such number of their body as they think fit, and may, from time to time, revoke such delegation. Any committee so formed, shall in the exercise of the power so delegated, conform to any regulation that may, from time to time, be imposed upon it by the Board of Directors. The proceedings of such a Committee shall be placed before the Board of Directors at its next meeting.]

Chairman of meeting                 ARTICLE 79 - A Committee of Directors may
of committee.                       elect a Chairman of their meetings, if no
                                    such Chairman is elected or if at any
                                    meeting the Chairman is not present within
                                    15 minutes after the time appointed for
                                    holding the same, the members present may
                                    choose one of their number to be Chairman of
                                    the
-------------------
(41) Amended vide Special Resolution passed by the shareholders at 16th AGM held on 20 August 2002.

(42) Amended vide Special Resolution passed by the shareholders at 16th AGM held on 20 August 2002.

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                                    meeting.

When acts of Directors              ARTICLE 80 - All acts done by any meeting
or Committee valid                  of the Board of Directors, or of a Committee
notwithstanding                     of Directors, or by any person acting as a
defective appointment.              Director shall notwithstanding that it be
                                    afterwards discovered that there was some defect in the appointment of such Directors or persons acting as aforesaid or that they or any of them were or was disqualified, be as valid as if every such person had been duly appointed and was qualified to be Director. Provided that nothing in this Article shall be deemed to give validity to acts done by a Director after his appointment has been shown to the company to be invalid or to have terminated.

(43)[Resolution without             ARTICLE 81 - Subject to the provisions of
Board Meeting valid.                Section 292 of the Act and Article 69
                                    herein, resolutions of the Board can be
                                    passed by circulation and they shall be as valid and effectual as if they have been passed at a meeting of the Board of Directors duly called and constituted. No resolution shall, however, be deemed to have been duly passed by the Board or by a Committee thereof by circulation unless the resolution has been circulated in draft, together with the necessary papers, if any, to all the Directors, or to all the members of the Committee then in India (not being less in number than the quorum fixed for a meeting of the Board or Committee as the case may be), and to all other Directors or members at their usual address in India, and has been approved by such of the Directors as are then in India or by a majority of such of them, as are entitled to vote on the resolution.]

                             RESERVES AND DIVIDENDS.

Reserve Fund.                       ARTICLE 82 - Subject to Section 205 of the
                                    Act, the Board may, before recommending any dividend, set apart out of the profits of the company such sums as they think proper as a reserve fund to meet contingencies or for equalising dividends, or for special dividends, or for repairing, improving and maintaining any of the property of the company, and for amortisation of capital and for such other purposes as the Board of Directors shall, in their absolute discretion, think conducive to the interest of the company, and may invest the several sums so set aside upon such investments, (other than shares of the company) as they may think fit from time to time to deal with and vary such investments and dispose of all or any part thereof for the benefit of the company, and may divide the reserve funds into such special funds, as they think fit and employ the reserve funds or any part thereof in the business of the company and that without being bound to keep the same separate from the other assets.

Net Profits.                        ARTICLE 83- The declaration of the Directors
                                    as to the amount
--------------------
(43) Amended vide Special Resolution passed by the shareholders at 16th AGM held on 20 August 2002.

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--------------------------------------------------------------------------------

                                    of net profits of the company shall be
                                    conclusive.

(44)[Dividend.                      ARTICLE 84 - The profits of the company
                                    available for payment of dividend subject to any special rights relating thereto, created or authorised to be created by these presents and subject to the provisions of these presents as to the reserve fund and amortisation of capital, shallbe divisible among the members in proportion to the amount of capital paid up by them respectively, provided always that (subject as aforesaid) any capital paid up on a share during the period in respect of which a dividend is declared shall only entitle the holder of such share to an apportioned amount of such dividend as from the date of payment.]

Interim dividend.                   ARTICLE 85 - The Board may, from time to
                                    time, pay to the members such interim
                                    dividends as in their judgement the position of the company justifies.

Capital paid up in                  ARTICLE 86 - Where capital is paid up on any
advance.                            shares in advance of calls upon the footing
                                    that the same shall carry interest, such capital shall not, whilst carrying interest, confer a right to participate in profits.

Declaration of                      ARTICLE 87 - The company, in general
dividends.                          meeting, may declare a dividend to be paid
                                    to the members according to their rights and interests in the profits but no dividend shall exceed the amount recommended by the Board of Directors.

(45)[Dividends out of               ARTICLE 88 - No dividend shall be declared
profits only and not to             or paid by the company for any financial
carry interest.                     year except out of profits of the company
                                    for that year arrived at after providing for the depreciation in accordance with the provisions of sub-section(2) of Section 205 of the Act or out of profits of the company for any previous financial year or years arrived at after providing for the depreciation in accordance with those provisions and remaining undistributed or out of both. No dividend shall carry interest against the company.]

(46)[Debts may be                   ARTICLE 89 - The Board may retain any
deducted.                           dividends in respect of shares on which the
                                    company has a lien and may apply the same in
                                    or towards satisfaction of the debts,
                                    liabilities or engagements in respect of
                                    which the lien exists. No unclaimed dividend
                                    shall be forfeited by the Board unless the
                                    claim thereto becomes barred by law and the
                                    company shall comply with all the provisions
                                    of Section 205-A of the Act in respect of
                                    unclaimed or unpaid dividend.]
--------------------
(44) Amended vide Special Resolution passed by the shareholders at 16th AGM held on 20 August 2002.

(45) Amended vide Special Resolution passed by the shareholders at 16th AGM held on 20 August 2002.

(46) Amended vide Special Resolution passed by the shareholders at 6th AGM held on 29 September 1992.

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--------------------------------------------------------------------------------

Dividends to the joint           ARTICLE 90 - Any one of several persons who are
holders.                         registered  as the joint holders of any share,
                                 may give effectual receipts for all dividends and payments on account of dividends in respect of such shares.

Dividends are to be paid in      ARTICLE 91 - Subject to the provisions of
cash.                            Section 205 of the Act, no dividend shall be
                                 payable except in cash.

Payment by post.                 ARTICLE 92 - Unless otherwise directed, any
                                 dividends may be paid by cheque or warrant sent through the post to the registered address of the member or person entitled or in the case of joint holders, to the registered address of that one whose name stands first in the register in respect of the joint holding; and every cheque or warrant so sent shall be made payable to the order of the person to whom it is sent.

Notice of dividends.             ARTICLE 93 - Notice of the declaration of any
                                 dividend, whether interim or otherwise, shall be given to the holders of registered shares in the manner hereinafter provided.

                                                    ACCOUNTS.

Accounts to be kept.             ARTICLE 94 - The company shall cause to be kept
                                 proper books of accounts with respect to:

                                 (a) All sums of money received and expended by the company and the matters in respect of which the receipt and expenditure take place;

                                 (b) All sales and purchases made by the
                                 company;

                                 (c) The assets and liabilities of the company.

Inspection of Accounts           ARTICLE 95 - The books of account shall be kept
Books.                           at the registered Office of the Company or such
                                 other place in India as the Board of Directors shall think fit and shall be open to inspection by the Directors during business hours.

Inspection by members.           ARTICLE 96 - The Board of Directors shall, from
                                 time to time, determine whether and to what extent and at what time and places and under what conditions or regulations the accounts and books of the company or any of them shall be open to inspection of members (not being Directors) and no member (not being a Director) shall have any right of inspecting any account or book or document of the company except as conferred by law or authorised by the Board of Directors or by the company in general meeting.

Annual accounts and balance      ARTICLE 97 - Subject to Section 210 (3) of the
sheets.                          Act, at the First Annual General Meeting and
                                 subsequently at every Annual General Meeting, the Board shall lay before the company, a Balance Sheet and Profit and Loss Account in the case of the first account since the Incorporation of the company, and in any other case since the preceding account made upto a date not earlier than the date of the meeting by more than six

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                                 months or where an extension of time has been
                                 granted for holding the meeting by more than six months and the extension so granted.

Annual report of the Board       ARTICLE 98 - The Board shall make out and
of Directors.                    attach to every  balance  sheet a report with
                                 respect to the state of the company's affairs, the amount, if any, which they recommended should be paid by way of dividend and the amount, if any, which they propose to carry to the Reserve Fund, General Reserve or Reserve
                                 Account shown specifically on the balance sheet or to a Reserve Fund, General Reserve or Reserve Account to be shown specifically in a subsequent balance sheet. The report shall be signed by the Chairman of the Board of Directors on behalf of the Directors, authorised in that behalf by the Board, and when he is not so authorised, shall be signed by such number of Directors as are required to sign the balance sheet and the profit and loss account by virtue of sub-sections (1) and (2) of Section 215 of the Act.

Content of profit and loss       ARTICLE 99 - Forms of Balance Sheet and Profit
account.                         and Loss account shall be in accordance with
                                 the provisions of Section 211 of the Act. The
                                 Profit and Loss Account shall in addition to the matters referred to in Section 211 of the Act show, arranged under the most convenient heads, the amount of gross income, distinguishing the several sources from which it has been derived and the amount of gross expenditure distinguishing the expenses of the establishment, salaries and other like matters.
                                 Every item of expenditure fairly chargeable against the year's income shall be brought into account so that just balance of profit and loss may be laid before the meeting, and in cases where any item of expenditure which may in fairness be distributed over several years has been incurred in any one year, the whole amount of such item shall be stated, with addition of the reason why only a portion of such expenditure is charged against the income of the year.

Balance sheet and profit         ARTICLE 100 - The company shall send a copy of
and loss account to              such Balance Sheet and Profit and Loss Account
be sent to member                of the company and to every holder
                                 of debenture/bonds issued by the company in the manner in which notices are to be given hereunder at least twenty-one days before the meeting at which it is to be laid before the members of the company and shall deposit a copy at the Registered Office of the company for inspection of the members of the company during a period of at least twenty-one days before that meeting.

Directors to comply              ARTICLE 101 - The Board shall, in all respects,
with the Sections 209 to         comply with the provisions of Sections 209 to
222 of the Act.                  222 of the Act, or any statutory Act.
                                 modification thereof for the time being in force as may be applicable to the company.


                                      AUDIT

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Accounts to be audited           ARTICLE 102 - Once at least in every financial
annually.                        year the accounts of the company shall be
                                 examined and the correctness of the Profit and loss account and Balance Sheet ascertained by one or more auditors.

(47)[Appointment of auditors.    ARTICLE 103 - The auditor/auditors of the
                                 company shall be appointed or re-appointed by the Company in its general meeting and his/their remuneration, rights and duties shall be regulated by Sections 224 to 233 of the Act.]}(34)

(48){Auditor's right to attend   ARTICLE 104 - The auditors of the company shall
meeting.                         be entitled to receive notice of and to attend
                                 accounts which have been examined or reported on by them are to be laid down before the company and may make any statement or explanation they desire with respect to the accounts.

When accounts to be deemed       ARTICLE 105 - Every  account of the company
finally settled.                 when audited and approved by a General Meeting
                                 shall be conclusive, except as regards any error discovered therein within three months next after the approval thereof. Whenever any such error is discovered within the period, the account shall forthwith be corrected and thenceforth shall be conclusive.

                                     NOTICE

How notices to be served on      ARTICLE  106 - A notice may be given by the
members.                         company to any member either personally or by
                                 sending it by post to him to his registered address; if he has no registered address, to the address, if any, supplied by him to the company for the giving of notice to him.

Notifying registered place       ARTICLE 107 - A holder of registered shares who
of address.                      has no registered place of address, may, from
                                 time to time, notify in writing to the company his address, which shall be deemed his registered place of address within the meaning of the last preceding Article.

Notice to joint holders.         ARTICLE 108 - A notice may be given by the
                                 company to the joint holders of share by giving the notice to joint holder named first in the register of the share.

How notice to be given to        ARTICLE 109 - A notice may be given by the
deceased or                      company to the person  deceased or bankrupt
                                 entitled to share in consequence


-------------------

(34) Article 70 & 71 deleted and Article 72 to 105 renumbered as Article 70 to 103 vide Special Resolution passed by the shareholders at 16th AGM held on 20 August 2002.

(47) Amended vide Special Resolution passed by the shareholders at 16th AGM held on 20 August 2002.

(48)     Article 106 & 107 deleted and Article 108 till 123 renumbered as

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bankrupt member.                 of the death or insolvency of a member. member
                                 by sending it through the post in a prepaid letter addressed to them by name, or by the title of representative of the deceased, or assignee of the insolvent or by any like description, at the address (if any) supplied for the purpose by the persons claiming to be so entitled or (until such an address has been so supplied) by giving notice in any manner in which the same might have been given if the death or insolvency had not occurred.

To whom notice of general        ARTICLE 110 - Notice of every  general meeting
meeting to be given.             shall be given in the same manner hereinbefore
                                 authorised to (a) every member of the company except those members who, having no registered address, have not supplied to the company an address for giving of notice to them, and also to (b) every person entitled to a share in consequence of the death or insolvency of a member who, but for his death or insolvency, would be entitled to receive notice of the meeting, provided the company has been given due notice.

Transferees bound by prior       ARTICLE 111 - Every person who by operation of
notice.                          the law, transfer or other means whatsoever,
                                 shall become entitled to any share, shall be bound by every notice in respect of such share, which previous to his name and address and title to the share being notified to and registered by the company, shall be duly given to the person from whom he derives his title to such share.

How notice to be signed.         ARTICLE 112 - The signature to any notice to be
                                 given by the company may be written or printed.

How time to be counted.          ARTICLE 113 - Where a given number of days'
                                 notice or notices extending over any other period is required to be given, the day of service shall, unless it is otherwise provided, be counted in such number or other period.

                               WINDING UP

Distribution of assets on        ARTICLE  114 - If the  company shall be wound
winding up.                      up and the assets  available for distribution
                                 among the members as such shall be
                                 insufficient to repay the whole of the paid up capital, such assets shall be distributed so that, as early as may be, the losses shall be borne by the members in proportion to the capital paid up or which ought to have been paid up at the commencement of the winding up, on the shares held by them respectively. And if in a winding up, the assets available for distribution among the members shall be more than sufficient to repay the whole of the capital paid up, the excess shall be distributed amongst the members in proportion to the capital paid up, or which ought to have been paid up on the shares held by them respectively. But this clause is to be without prejudice to the rights of the holders of share issued upon special terms and conditions.

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                               SECRECY

Secrecy clause.                   ARTICLE 115 - Every  Director, Secretary,
                                  Trustee for the company, its members, or debenture-holders, member of a committee, officer, servant, agent, accountant, or other person employed in or about the business of the company shall, if so required by the Board before entering upon his duties, sign a declaration pledging himself to observe strict secrecy respecting all transactions of the company with its customers and the state of accounts with individuals and in matters relating thereto and shall by such declaration pledge himself not to reveal any of the matters which may come to his knowledge in the discharge of his duties except when required so to do by the Board or by any general meeting or by a court of law and except so far as may be necessary in order to comply with any of the provisions contained in these Articles.

(49)[Restriction on entry upon    ARTICLE 116 - No shareholder or other person
property.                         (not being a Director) shall be entitled to
                                  enter upon the property of the company or to inspect or examine the premises or properties of the company without the permission of the Board or to require discovery of or any information respecting any detail of the trading of the Company or any matter which is or may be in the nature of a trade secret, mystery of trade, or secret process or of any matter whatsoever which may relate to the conduct of business of the company and which in the opinion of the Board it will be inexpedient in the interest of the company to communicate.]

                                            INDEMNITY AND RESPONSIBILITY

Directors' and others'            ARTICLE 117 - (i) Subject to the provisions
rights to indemnity.              of Section 201 (i) of the Companies Act, every
                                  Director, Manager, Auditor, Secretary or other officer or employee of the company shall be indemnified by the company against, and it shall be the duty of the Directors out of the funds of the company to pay all costs, losses and expenses (including travelling expenses) which any such Director, Manager, Officer or employee may incur or become liable to by reason of any contract entered into or act or deed done by him or them as such Director, Manager, Officer or servant or in any other way in the discharge of his duties and the amount for which such indemnity is provided shall immediately attach as a lien on the property of the company and have priority as between the members over all other claims.

                                  (ii) Subject as aforesaid every Director, Manager or Officer of the company shall be indemnified against any liability incurred by him or them in defending any proceedings whether civil or criminal in which judgement is given in his or their favour or in


---------------
(49) Amended vide Special Resolution passed by the shareholders at 16th AGM held on 20 August 2002

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                                 which he is or they are acquitted or in
                                 connection with any application under Section 633 of the Act in which relief is given to him or them by the Court.

Individual responsibility of     ARTICLE 118 - No Director or other officer of
Directors.                       the company shall be liable for the acts,
                                 receipts, neglects or defaults of any other
                                 Director or officer of the company or for joining in any receipt or other act for conformity or for any loss or expenses happening to the company through the insufficiency or deficiency of title to any property acquired by the order of the Board of Directors for or on behalf of the company, or for the insufficiency or deficiency of any security in or upon which any of the moneys of the company shall be invested or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any persons with whom any moneys, securities or effects shall be deposited or for any loss occasioned by any error or judgement or oversight on his part or for any other loss, damage or misfortune whatever, which shall happen in the execution of the duties of his office or in relation thereto unless the same happens through his own negligence, default, misfeasance, breach of duty, or breach of trust.

                               CAPITALISATION

(50)[Power to capitalise         ARTICLE 119 - (1) Any General Meeting may upon
                                 the recommendation of the Directors, resolve that any moneys, investments or other assets forming part of the undivided profits of the Company standing to the credit of any of the Company's Reserve Accounts or to the credit of Profit and Loss Account or any Capital
                                 Redemption Reserve Account or in the hands of the Company and available for dividend or representing premiums received on the issue of shares standing to the credit of the Share
                                 Premium Account be capitalised and distributed amongst such of the members as would be entitled to receive the same if distributed by way of dividend and in the same proportion on the footing that they become entitled thereto as capital and that all or any part of such capitalised funds shall not be paid in cash but shall be applied subject to the provisions contained in clause (2) hereof on behalf of such member either in or towards -

                                       (a) Paying up any amounts for the time
                                       being remaining unpaid on any share held by such members respectively; or

                                       (b) Paying up in full the unissued shares or debentures of the company to be allotted and distributed credited as fully paid up to and amongst such members in the proportions aforesaid; or

------------------

(50) Added vide Special Resolution passed by the shareholders at 5 th AGM held on 6 December 1991.

                                       53
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                                       (c) Partly in the way specified in
                                       sub-clause (a) and partly in that
                                       specified in sub-clause (b); and that
                                       such distribution or payment shall be
                                       accepted by such members in full
                                       satisfaction of their interest in the
                                       capitalised sum.

                                (2)    (a) Any moneys, investments or other
                                       assets representing premium received on
                                       the issue of shares and standing to the
                                       credit of Shares Premium Account;

                                       (b) If the Company shall have redeemed
                                       any Redeemable Preference Shares, all or any part of any Capital Redemption Fund arising from the redemption of such shares; may by resolution of the Company be applied only in paying up in full or in part any new share or any shares then remaining unissued to be issued to such member of the Company as the General Meeting may resolve upto an amount equal to the nominal amount of the shares so issued.

                                (3) Any General Meeting may resolve that any surplus moneys arising from the realisation of any capital assets of the Company or any investments representing the same or any other undistributed profits of the company not subject to charge for income tax be distributed among the members on the footing that they receive the same as capital.

                                (4) Whether such resolution under this Article shall have been passed, the Board shall;

                                       (a) Make all appropriations and
                                       applications of the undivided profit
                                       resolved to be capitalised thereby and
                                       all allotments and issue of fully paid
                                       shares or debentures; if any, and,

                                       (b) Generally do all acts and things
                                       required to give effect thereto.

                                (5) The Board shall have full power:

                                       (a) To make such provisions by the issue of fractional certificate or by payment in cash or otherwise as it thinks fit, for the case of shares or debentures becoming distributable in fractions and that fraction of less value than Re.1 may be disregarded and also;

                                       (b) To authorise, any person to enter on behalf of all the members entitled thereto, into an agreement with the Company providing for the allotment to them respectively credited as fully paid up, of any further shares or debentures to which they may be entitled upon such capitalisation, or (as the case may require) for the payment of the Company on their behalf by the application thereto of their respective proportions of the profits resolved to be capitalised, or the amounts or any

                                       54
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                                       part of the amounts remaining unpaid on
                                       their existing shares and may vest any
                                       such cash or specific assets in trustees upon the trust for the person entitled to the dividend or capitalised fund as may seem expedient to the Board.

                                 (6) Any agreement made under such authority shall be effective and binding on all such members.]}(49)

(51)[Shareholders' Agreement     ARTICLE 120 - The Company acknowledges that the
                                 Government and the Strategic Partner have entered into the Shareholders' Agreement, which is a binding voting and inter se shareholders' agreement between them or any transferees from them and any successors in interest. Salient terms of the Shareholders'
                                 Agreement are set out in appendix I* hereto to notify the shareholders of their covenants.
                                 The Company has undertaken that it shall not aid and/or abet any violation of the Shareholders' Agreement.]

*Appendix I containing salient features of Shareholders' Agreement is attached.


                                    * * * * * * *


---------------
(49)     Article 106 & 107 deleted and Article 108 till 123 renumbered as
         Article 104 to 119 vide Special Resolution passed by the shareholders at 16th AGM held on 20 August 2002.

(51) Amended vide Special Resolution passed by the shareholders at 16th AGM held on 20 August 2002.

                                       55
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
-----------------------------------------------------------------------------------------------------------------------

                                                                                    No. of     Name, Signature,
                Name                   Address, Description and      Signature of   Shares     Address, Description &
                                       Occupation                    Subscribers    Equity     Occupation of witness
-----------------------------------------------------------------------------------------------------------------------

1.  President of India Through         Secretary, Department of         Sd/-          100      Daljit Singh, S/o. Shri Jogendar
Devendra Kumar Sangal (S/o. Shri       Telecommunications,                                     Singh, Dy. Director General,
Hardhian Singh Jain) Secretary,        Sanchar Bhavan, New Delhi.                              OCS, VSB, New Delhi.
Telecommunications.

2. Shree Shankar Sharan, S/o. Late     Additional Secretary,            Sd/-          10               - DO -
Shri Shambhu Sharan                    Dept. of Telecommunications,
                                       Sanchar Bhavan, 20, Ashoka
                                       Road, New Delhi

3. V. Devarajan, S/o. Late Shri N.     Additional Secretary and         Sd/-          10               - DO -
Venkataramanan                         Financial Adviser, Dept.
                                       of Telecommunications,
                                       Sanchar Bhavan, New Delhi.

4. K.C. Katiyar, S/o. Bhajanlal        Director General, Overseas       Sd/-           1       V.D. Kulkarni, S/o.
Katiyar                                Communications Service,                                 D.G. Kulkarni,
                                       Bombay.                                                 Director (Admn), OCS,
                                                                                               VSB, M.G. Road, Bombay
                                                                                               - 400 001.

5. A.W. Furtado, S/o. Late Shri R.T.   Addl. Director General,          Sd/-           1       Daljit Singh, S/o.
Furtado                                Overseas Communications                                 Shri Jogendar Singh,
                                       Service, VSB, Bombay.                                   Dy. Director General,
                                                                                               OCS, VSB, New Delhi.

6. J.K. Chhabra, S/o. Shri D.N.        Director, Dept. of               Sd/-           1               - DO -
Chhabra                                Telecommunications,
                                       Sanchar Bhavan, 20, Ashoka
                                       Road, New Delhi.

7. S.D. Raheja, S/o. Late Shri S.R.    Dy. Financial Adviser,           Sd/-           1               - DO -
Raheja                                 Dept. of
                                       Telecommunications,
                                       Sanchar Bhavan, 20, Ashoka
                                       Road, New Delhi.

8. R.R. Anand, S/o. Late Shri Gopal    Under Secretary, Dept. of        Sd/-           1               - DO -
Das Anand                              Telecommunications,
                                       Sanchar Bhavan, 20, Ashoka
                                       Road, New Delhi.

9. K.P. Radhakrishnan Kidave, S/o.     Under Secretary, Dept. of        Sd/-           1               - DO -
Shri K.G. Kidave                       Telecommunications,
                                       Sanchar  Bhavan, New Delhi.

                                                                                  -----------
                                                                                      126
                                                                                      ONE
                                                                                    HUNDRED
                                                                                  TWENTY SIX
                                                                                    EQUITY

Dated this 12TH DAY OF MARCH, 1986.
Place - Bombay.


                                  * * * * * *

                                   APPENDIX I


EXTRACT OF THE SHAREHOLDERS' AGREEMENT DATED 13 FEBRUARY 2002



ARTICLE III

EQUITY PARTICIPATION


3.1      EQUITY PARTICIPATION

         (a) The Parties acknowledge that a Transfer of Equity Shares by the Government to the employees of the Company upto 2% of the paid up share capital of the Company may occur after the Closing and that the Transfer of Equity Shares by the Government to the employees of the Company may be effected in such manner as may be determined by the Government in its sole discretion (including, without limitation, through an Offer for Sale, by Transfer in favour of any Person for the benefit of employees of the Company or through an employees stock purchase scheme).

3.2      ADDITIONAL CAPITAL

         (a) Notwithstanding any other provision of this Agreement, if the Board, in exercise of good faith and in its reasonable judgement, determines that the Company requires additional funds, the Board may request, by issuance of a notice (the "Funding Notice") to all the shareholders of the Company, to contribute, within 90 Business Days after the issuance of the Funding Notice (the "Funding Period"), additional capital to the Company, on a pro rated basis depending upon the number of voting shares of the Company then held by such shareholders, by way of subscription for additional voting equity shares in accordance with Section 81(1) of the Act or provide a loan to the Company, all as determined by the Board and set forth in the Funding Notice.

         (b)      If additional capital is to be contributed pursuant to
         Article 3.2(a) by way of subscription for additional voting equity shares of the Company, then the subscription price for each such additional voting equity share shall be determined by the Board and set out in the Funding Notice. The Company shall, promptly upon the receipt of such subscription amount, issue to its shareholders the appropriate number of voting equity shares based upon the payment received from each such shareholder. Such voting equity shares shall rank pari passu with the existing Shares in all respects except for the purposes of dividend that shall be pro rated to the period for which such newly issued shares are in existence.

         (c) If any offer to subscribe for voting equity shares of the Company pursuant to Article 3.2(a) (such offer, the "Right") includes a right to renounce the Right in favour of any other Person, then, no Shareholder shall renounce such Right in favour of any other Person (other than an Affiliate of the renouncing Shareholder) without first giving the other Shareholder a reasonable opportunity to acquire such Right, either directly or through its nominees on the same terms and conditions that such Right is proposed to be renounced in favour of any other Person (other than an Affiliate of the renouncing Shareholder).

         (d) Any Person other than a Party hereto, who acquires any Shares pursuant to Article 3.2 (c), shall execute a Deed of Adherence and an undertaking to adhere to the terms and conditions of this Agreement. The rights of such Person shall be determined in the following manner:

                  (i) Subject to the provisions of Article 3.2 (c) above, in the event that a non-renouncing Shareholder exercises its option to cause its nominee to acquire the Right, such non-renouncing Shareholder shall exercise all the rights and privileges on behalf of such nominee and shall be responsible for all the duties and obligations of such nominee under the terms of this Agreement. The rights of the non-renouncing Shareholder and such nominee shall be the rights available to the non-renouncing Shareholder under this Agreement and no additional rights or privileges shall accrue to or be available to the non-renouncing Shareholder or the nominee.

                  (ii) Subject to the provisions of Article 3.2 (c) above, in the event that a non-renouncing Shareholder does not exercise its option to acquire or cause its nominee to acquire the Rights and the renouncing Shareholder offers the Right to a third party, such renouncing Shareholder shall exercise all the rights and privileges on behalf of such third party and shall be responsible for all the duties and obligations of such third party under the terms of this Agreement. The rights of the renouncing Shareholder and such third party shall be the rights available to the renouncing Shareholder under this Agreement and no additional rights or privileges shall accrue to or be available to the renouncing Shareholder or the third party.

         (e) For the avoidance of doubt, under no circumstances shall a failure to provide funds by a Shareholder pursuant to a Funding Notice be considered to be a default by such Shareholder under this Agreement or make such Shareholder in any way liable for the payment of such funds.

         (f) In the event that any of the Affiliate(s) of the Strategic Partner becomes a Shareholder of the Company, whether pursuant to
         Article 3.2 or otherwise, the Strategic Partner shall cause such Affiliate(s) to execute a Deed of Adherence.

                                   ARTICLE IV

                               GENERAL OBLIGATIONS

4.1      MAXIMUM PERMISSIBLE FOREIGN PARTICIPATION

         Notwithstanding any provision in this Agreement to the contrary, no Party (other than the Government, and at the instance of the Government, the Company) shall take any action or engage in any conduct [including, without limitation, the issue by the Company of any securities including Equity Shares, or equity-linked securities or securities convertible into Equity Shares] that would increase the Foreign Participation in the Company to greater than such permissible percentage of shareholding as is prescribed by the Government from time to time under applicable Law, rule or regulation in India with respect to Foreign Participation in the Company (the "Maximum Permissible Foreign Participation")

4.2      SOURCE OF FUNDS/PROHIBITED PERSON

         (a) Each Shareholder (other than the Government) and its Principal(s) shall furnish to the Government such information regarding the source of funds of such Shareholder, Principal(s) and their respective Affiliates as required by the Government from time to time, including without limitation, information relating to the source and the amount of funds or other consideration to be used in subscription or purchase of any Equity Shares or granting any Shareholder Loans to the Company, and if any part of the proposed subscription or Purchase Price is to be represented by funds or other consideration borrowed or otherwise obtained for the purpose of acquiring or holding Equity Shares or granting any Shareholder Loans, a description of such transaction and the names of the parties thereto. Such information shall be provided to the Government prior to the utilization of such funds for subscription or purchase of any Equity Shares or granting any Shareholder Loans to the Company.

         (b) Notwithstanding anything to the contrary contained in this Agreement, for purposes of clarity and avoidance of doubt, each Shareholder and its Principal(s) agrees that the information provided to the Government regarding the source of funds of such Shareholder, its Principal(s) and their respective Affiliates of such Shareholder then holding any Equity Shares shall be without prejudice to, and shall not preclude or limit any Government Authority from undertaking, any investigation, inquiry or other course of action with respect to the affairs (including without limitation the source of funds) of such Shareholder, its Principal (s) and/or their respective Affiliates.

         (c) Each Shareholder (other than the Government) and its Principal(s) shall ensure that neither such Shareholder, nor its Principal(s) nor any of its respective Affiliates is Controlled by a Prohibited Person.

4.3      MATTERS RELATING TO EXCEPTIONAL ACTS

         (a) The Strategic Partner shall cause the Company to fully comply with the provisions of and requirements under the Company Agreements in order that the Company continue to avail of the benefits thereunder. Notwithstanding any other provision of this Agreement, if the Board or an appropriate Government Authority determines (the "Determination") that (i) an Exceptional Act has taken place or is contemplated, threatened or intended; or (ii) the ownership or control of the Company is such that an Exceptional Act may occur; the Board, the Government or the appropriate Government Authority may take any steps as, in the sole discretion of the Board, the Government or the appropriate Government Authority (it being understood that in case of a conflict or disagreement regarding the steps to be taken, the decision of the Government shall prevail) may be necessary or desirable to overcome, prevent or avoid an Exceptional Act including, without limitation (i) issuance of additional Equity Shares to the Government or its nominee(s) or any Person by means of a preferential allotment of shares; (ii) removal of any directors or executive officers; and (iii) identification of the Equity Shares which gave rise to the Determination or would have given rise to a Determination and require the compulsory disposal, or restrict the transferability of such Equity Shares. The Parties agree that the Articles of Association of the Company shall, subject to applicable Laws, contain provisions relating to the above, including giving additional powers to limit the number of voting rights of specified Persons or require the compulsory disposal or restrict the transferability of Equity Shares held by such Persons.

         (b) Each Shareholder and its Principal(s) agree to, and agree to cause their respective Affiliates to, fully comply with any steps taken by the Board or the appropriate Government Authority under this Article
         4.3 including, without limitation, voting in favour of any resolutions at any Board or shareholders meetings in connection with any action contemplated under this Article 4.3.

4.4      CHANGE IN STRATEGIC PARTNER STRUCTURE

         For a period of three years from the Closing, the Strategic Partner shall not issue any additional shares or securities to any Person other than the Principal(s), if after the issue of such shares or securities or the conversion into voting securities of any convertible securities, the Strategic Partner would no longer be Controlled by its Principal(s).

4.6      NATIONAL SECURITY

         The Strategic Partner and the Principal shall, and shall cause the Company to, comply, at all times, and from time to time, with the conditions of licences or orders or other directions of the Government or any applicable Government Authority or body or the like in connection with or relating to the security of the Republic of India, public emergencies or in the interest of safety or tranquility under applicable Law, as amended, modified or re-enacted from time to time.

4.7      LAND

         (a)      (i)      The Strategic Partner confirms that it shall cause
                  and procure the Company to hive off or demerge the Land into the Resulting Company pursuant to a scheme of arrangement in terms of the provisions of Section 391 to 394 of the Act.

                  (ii) The Strategic Partner confirms its understanding that it will transfer all such shares in the Resulting Company to the Government as it may acquire as a consequence of this transaction, that is a minimum of 25% of the Resulting Company's issued equity shares or a higher number which shall include shares in the Resulting Company that it may further acquire as a consequence of any further sale of the Equity Shares in the Company by the Government to the Strategic Partner, prior to the demerger, as part consideration of transfer of the Transaction Shares and any subsequent sale of the Company's shares by the Government to the Strategic Partner, pursuant to this transaction.

         (b)      The Strategic Partner confirms that:

                  (i) it shall do and cause to be done all and any such acts, matters, deeds and things as are necessary, usual or expedient including voting in favour of the item of business relating to the approval of the scheme of arrangement to implement the hiving off or demerging of the Land into the Resulting Company;

                  (ii) it shall not directly or indirectly do or cause to be done any acts, matters, deeds or things which may adversely affect or delay the hiving off or demerging of the Land into the Resulting Company.

         (c)      (i)      If for any reason the Company cannot hive off or
                  demerge the Land into the Resulting Company then, subject to
                  Article 5.6 (b) (iv) and (xiv) hereto at any time when the Company sells or transfers the Land or agrees to sell or transfer or otherwise develop the Land, the Strategic Partner shall pay to the Government within seven days of the sale or transfer of the Land an amount equivalent of 25% of the benefit accruing to the Company pursuant to such sale or transfer or otherwise development of the Land , as determined by the Appraiser, after taking into account any impact under the Income Tax Act, 1961.

                  (ii) Subsequent to this Agreement and the Share Purchase Agreement, if the Government sells more than 25% of its equity shareholding in the Company to the Strategic Partner, then the percentage of amount to be paid to the Government by the Strategic Partner on account of sale or transfer or otherwise development of the Land under Article 4.7(c)(i)shall increase in proportion to the percentage of such further sale of equity shareholding in the Company by the Government to the Strategic Partner. For the purpose of this Article the term "transfer" shall include sale, lease, licence, grant of development rights or the parting of physical possession of the Land or transfer of any interest, whatsoever, in the Land.


                                    ARTICLE V

                            MANAGEMENT OF THE COMPANY

5.1      CONSTITUTION OF THE BOARD OF DIRECTORS

         (a)      On the Closing the Board shall comprise of 12 directors.

         (b) As long as the Government holds atleast 10% of the voting equity share capital of the Company the composition of the Board shall be as under:

                  (i) Four out of twelve directors shall be permanent or non-retiring directors, of which the Government and the Strategic Partner shall be entitled to appoint two directors each.

                  (ii) The balance eight directors shall be liable to retire by rotation. Of the retiring directors, four directors shall be independent directors on the Board.

                  (iii) Of the four independent directors the Strategic Partner and the Government shall be entitled to nominate and recommend names of two independent directors each.

                  (iv) The composition of the balance four directors i.e. the retiring and non independent directors shall be as under:

                  iv.i.    As long as the Strategic Partner together with its
                  Affiliates holds 25% of the voting equity share capital of the Company, two directors shall be nominated each by the Government and the Strategic Partner.

                  iv.ii.   As soon as the Strategic Partner acquires and holds
                  more than 25% but less than 30% of the voting equity share capital of the Company, the Strategic Partner shall have the right to appoint three directors on the Board and the Government shall have the right to appoint one Director on the Board.

                  iv.iii. As soon as the Strategic Partner acquires and holds more than 30% of the voting equity share capital of the Company, the Strategic Partner shall have the right to appoint all the four directors.

         (c) Notwithstanding anything to the contrary, contained in this Agreement (i) the Government shall have the right to appoint two non retiring Directors so long as the Government holds atleast 10% of the voting equity share capital of the Company and (ii) the Government shall be entitled to appoint one non retiring director on the Board so long as the Government is a shareholder in the Company.

         (d) Subject to the provisions of sub clauses ( c ) above and (e) below, if a Person, other than a Party to this Agreement, to whom a Shareholder has transferred its Shares (or any equity rights or interests therein) or renounced the Right pursuant to Section 3.2, requests the right to nominate one or more directors, and at the time of such request, such request complies with the requirements of the Act, the right to nominate one or more directors (depending on the percentage of the equity share holding in the Company held by the Shareholder who has transferred the Shares or renounced the Right, as the case may be) shall be taken from such Shareholder who has transferred the Shares or renounced the Right, as the case may be and not from the other Shareholders and such request shall not be fulfilled by increasing the total number of directors constituting the Board. For the purpose of clarity and removal of doubt, if at any time after the expiry of three years from the Closing, the Strategic Partner, together with its Affiliates, holds less than 25% of the voting equity share capital of the Company, the composition of the Board shall be suitably changed in accordance with the provisions of the Act.

         (e) Notwithstanding the foregoing, at least three-fourths of the total number of directors on the Board shall, at all times, be Indian Nationals.

         (f) For purposes of clarity and avoidance of doubt, the Government and the Strategic Partner agree that if additional independent directors are required to be appointed to the Board to comply with any Laws or regulation or to comply with the provisions of any listing agreement, then, by mutual agreement between the Government and the Strategic Partner, either the strength of the Board shall be increased to the extent required or the number of directors that each of the Government and the Strategic Partner shall be entitled to appoint under Article 5.1(a) and 5.1(b) hereof shall be proportionately reduced.

         (g) The proportion of representation of the Parties on any committees or sub-committees of the Board shall be the same as that of the Parties on the Board.

         (h) In the event that the Board constitutes a share transfer committee for the purpose of effecting the transfer of the Shares, such share transfer committee shall include one nominee of the Strategic Partner and the Government each.

         (i) The Strategic Partner, Principal(s) and the Government shall cause the Company to take all and any steps as may be required under the Act to effect the appointment of the directors. Each of the Government and the Strategic Partner shall be entitled to remove and replace its nominees (except the independent directors) from time to time as provided in Article 5.3. Both the Government and the Strategic Partner shall vote the Equity Shares held by them to elect the directors nominated/appointed in accordance with this Agreement. As long as the Strategic Partner holds 25% of the then-outstanding Equity Shares, one of the director nominated by the Strategic Partner shall be the Managing Director of the Company.

5.2      ALTERNATE DIRECTORS

         If any director is reasonably expected to be or is absent for a period of not less than three (3) calendar months from India where the registered office of the Company is located, the Board may, at a meeting of the Board or by circulation of a written resolution of the Board in accordance with applicable Law, appoint an alternate director. The alternate director shall be an individual nominated by the director in whose place such alternate director is being appointed, and the Shareholders shall cause their nominees on the Board to approve the appointment of such individual as an alternate director.

5.3      REMOVAL, RETIREMENT AND REPLACEMENT OF NOMINEES

         Each Shareholder shall be entitled to remove any director appointed by it to the Board by Notice to such director and the other Parties. Any vacancy occurring on the Board by reason of retirement, death, disqualification, resignation, removal or the inability to act of any director for any reason whatsoever shall be filled only by another nominee of the Party whose nominee was so affected so as to maintain a Board consisting of the number of nominees specified in Article 5.1. Retirement of any director shall also be subject to any applicable provisions in the Articles of Association.

5.4      MEETINGS OF BOARD

         The Board shall meet at least once every calendar quarter and there shall be at least four (4) Board meetings in any given calendar year. In the event that a meeting of the Board is not held before the end of any calendar quarter period, any director may call a meeting of the Board upon 72 hours prior Notice to the other directors. The Managing Director shall work under the overall supervision, direction and control of the Board.

5.5      Quorum


         (a) The quorum requirement for the Board and shareholders meeting of the Company shall be governed by the provisions of the Act and the Strategic

                  Partner shall cause the Company to ensure that the Government is given written notice of at least seven days in respect of Board meetings.

         (b) Notwithstanding anything to the contrary in Article 5.5(a) above, the presence of atleast one nominee director each of the Government and the Strategic Partner, in case of a Board meeting, or at least one authorised representative each of the Government and the Strategic Partner, in case of a general meeting, shall be necessary to constitute quorum for any meeting in which a resolution for any of the matters specified in Article 5.6(b) is to be passed and a notice of not less than 7 (seven) days shall be given to the Government and the Strategic Partner for any such meeting, unless the Government and the Strategic Partner agrees to a shorter notice in writing.

         (c) In the event that no nominee director or authorised representative of either the Government or the Strategic Partner is present at a meeting referred to in Article 5.5(b) above, such meeting shall stand adjourned to the same day in the next week, at the same time and place, or to such later day as may be notified to the Government or the Strategic Partner as the case may be.

         (d) In the event that no nominee director or authorised representative of the same Shareholder, whose nominee director/authorised representative was not present in the meeting referred to in Article 5.5(b), is present at the adjourned meeting referred to in Article 5.5(c) above, such meeting shall stand adjourned to the same day in the next week, at the same time and place, or to such later day as may be notified to such Shareholder.

         (e) Notwithstanding anything to the contrary in Article 5.5(b) above, in the event that no nominee director / authorised representative of the same Shareholder, whose nominee director / authorised representative was not present in the meetings referred to in Articles 5.5(b) and 5.5(c), is present at the adjourned meeting referred to in Article 5.5(d), it shall be deemed that the presence of the nominee director / authorised representatives of such Shareholder is not required for such meeting and the directors / shareholders present at such adjourned Board / general meeting shall be entitled to proceed with the items on the agenda in such manner as they deem fit even though such items may be relating to matters listed in
                  Article 5.6(b).

5.6      APPROVAL OF MATTERS

         (a) The property, business and affairs of the Company shall be managed exclusively by and be under the direction of the Board. The Board may exercise all such powers of the Company and have such authority and do all such lawful acts and things as are permitted by applicable Law and the Memorandum of Association and Articles of Association. Subject to Article 5.6(b) below, all decisions, actions and resolutions of the Board shall be adopted by the affirmative vote of a simple majority of the members of Board.

         (b) Notwithstanding any other provision of this Agreement or otherwise permitted or provided under the Act, no obligation of the Company or any of its subsidiaries shall be entered into, no decision shall be made and no action shall be taken by or with respect to the Company or any of its subsidiaries in relation to the

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                                                                              65


                  following matters unless such obligation, decision or action as the case may be, is approved, if at any meeting of the Company's shareholders, duly called for the purpose of considering such obligation, decision or action, by an affirmative vote of the one authorised representative of both the Government and the Strategic Partner, and if at the meeting of the Board by an affirmative vote of, at least one nominee director of each of the Government and the Strategic
                  Partner:

         (i) Any change in the Memorandum of Association and Articles of Association;

         (ii) The granting of any security or the creation of any Encumbrance on the assets of the Company or the incurrence of any indebtedness or guaranteeing the debts of any Person which in the aggregate at any time exceeds the net worth of the Company;

         (iii) The taking of any steps to wind-up or terminate the corporate existence of the Company or any of its Affiliates or entering into any arrangement with the creditors of the Company in relation to all or substantial part of the assets of the Company;

         (iv) Any one or a series of transactions which causes a sale lease, exchange or disposition of land and building of the Company or its subsidiary which are acquired by the Company at any time prior to the Closing;

         (v) Subject to Article 5.6(b)(xv) hereunder, any sale, lease, exchange or disposition of any property, assets or equipments (other than land and building) of the Company or its subsidiary which are acquired by the Company at any time prior to the Closing;

         (vi) The making, directly or indirectly, of loans or advances in excess of Rs.500 million to any Person other than in the ordinary course of business of the Company;

         (vii) The entering into of an amalgamation, merger or consolidation with any other company or body corporate;

         (viii) Any change in the number of directors of the Company from that provided in this Agreement;

         (ix) Any agreement with or commitment to any Shareholder or its Principal(s) or their respective Affiliates, except where, and to the extent, (a) such agreement or commitment between the Company or any of its Affiliates on the one hand and the Government or any Government Authority on the other is required under applicable Law or (b) such agreement is on an arms' length basis and in good faith;

         (x) Establishment of any subsidiary or associated company by Company;

         (xi) Transfer of any rights or interest in Affiliates of the Company including, without limitation, Transfer of Relevant Interests in securities of such Affiliates held by the Company;

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                                                                              66


         (xii) Any agreement, license or permission in respect of the use of the name and/or logo of the Company (except where such agreement, license or permission is for the purpose of, or in connection with, advertising or promotional activities only by the Company);

         (xiii) The delegation by the Board to any Person of the Board's authority to approve or authorize any matter described in this
                  Article 5.6 (b);

         (xiv) Change directly or indirectly in the use of land and building of the Company other than for the purposes of the main objects of the Company as defined in the Memorandum of Association of the Company;

         (xv) Any one or a series of transactions, which causes a sale, lease, exchange or disposition of obsolete equipments or equipments not in use, of the Company or its subsidiary having an aggregate value exceeding 25% of the total value of the net fixed assets of the Company as specified in the Audited Financial Statement;

         (xvi)    Any commitment or agreement to do any of the foregoing.

Notwithstanding anything to the contrary contained in this Agreement in the event any of the aforesaid items of business mentioned in Article 5.6 (b) is not approved by the Board or Shareholders at a meeting or otherwise then such non-approved items shall not be implemented by the Company and the Parties shall not directly or indirectly take any steps to cause the Company to implement such items of business. The non-approval of the aforesaid items of business at a meeting or otherwise of the Board or the Shareholders shall not be considered as subject matter of dispute, difference, disagreement or the like between the Government and the Strategic Partner and the non approval of such item of business will not be referred to Arbitration under this Agreement.

5.7      DEEMED CONSENT

         Any resolution in writing signed by a member of the Board who is nominated by a Shareholder shall be deemed to constitute the consent to such resolution of such Shareholder and any matter recorded in the minutes of a meeting of directors or shareholders as having been approved or agreed upon, by resolution or otherwise, shall, subject to any contrary intention being indicated in the minutes, be deemed to have been consented to by a Shareholder if the minutes are signed by that Shareholder or, in the case of a meeting of directors, signed by one or more of the directors nominated and elected by that Shareholder.

5.8      VOTING REQUIREMENTS

         Excepting the matters listed in Article 5.6(b) or such matters that require a special resolution under the provisions of the Act, the Government or any other entity nominated by it shall, at all shareholders' meetings of the Company, exercise the voting rights attached to the Equity Shares of the Company held by the Government in the manner directed in writing by the Strategic Partner. For purposes of clarity and avoidance of doubt, on any resolution(s) that directly or indirectly relates to matters specified in Article 5.6(b) or such matters that require a special resolution under the provisions of the Act,


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                                                                              67


         the Government shall be free to exercise the voting rights attached to the Equity Shares held by it in the manner it deems fit.

                                   ARTICLE VI


                            TRANSFER OF EQUITY SHARES


6.1      RESTRICTIONS ON TRANSFER OF SHARES

         (a) Except as expressly provided in this Agreement, or as may otherwise be unanimously agreed, the Strategic Partner shall not, for a period of 3 (three) years from Closing, directly or indirectly, sell, transfer, assign, pledge, charge, mortgage or in any other way dispose of or encumber ("Transfer") any Transaction Shares or the legal or beneficial ownership of Transaction Shares or any of its rights or obligations under this Agreement, to any Person.

         (b) Notwithstanding what is provided hereinabove in Article 6.1(a), the Strategic Partner may with the prior written approval of the Government, pledge the Shares held by it to a financial institution, a scheduled bank or a recognized lender as security for any loan or advances made by such financial institution, scheduled bank or recognized lender, provided however that the identity of the proposed pledgee is disclosed to the Government and such pledgee confirms that the pledge shall be bound by the restrictions on transfer of Shares and the contractual obligations and covenants as provided in this Agreement. The Government agrees that it shall not unreasonably withhold its consent to a proposal by the Strategic Partner to pledge the Transaction Shares held by the Strategic Partner in accordance with this Article.

         (c) The Parties agree that in the event that any share transfer committee is constituted pursuant to Article 5.1(h), Transfer of any Shares held by any Shareholder shall not be approved by such share transfer committee without an affirmative vote of the nominees of both the Strategic Partner and the Government on the share transfer committee. Provided, however, that the Strategic Partner and the Government nominee on the share transfer committee shall not withhold their approval to any transfer of Share if such transfer is in accordance with the terms of the Agreement.

         (d) No Transfer or attempt to Transfer (whether or not to an Affiliate) shall be permitted if there is any breach or violation, whether threatened or actual, of any provision of Articles 4.1, 4.2 or 4.3.

         (e) Notwithstanding any provision in this Agreement to the contrary, there shall be no Transfer or attempt to Transfer of Transaction Shares by any Shareholder (other than the Government) to any Person ( other than its Affiliate, subject to Article 6.5 ) except with the prior written approval of the Government with respect to the identity of the transferee and confirmation by the Government that the transferee is not a Prohibited Person.

         (f) For a period of 3 (three) years from Closing, all share certificates (if any) with respect to the Shares held by the Government and in the event that at any time prior to


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                                                                              68


         the expiry of 3 (three) years from Closing, the Strategic Partner holds any of its Transaction Shares in the form of physical share certificates, then the share certificates for such of the Strategic Partner's Shares shall bear the following legend either as an endorsement or on the face of such share certificate:

         "THIS CERTIFICATE AND THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT IN ALL RESPECTS TO THE PROVISIONS OF THE SHAREHOLDERS AGREEMENT AND THE SHARE PURCHASE AGREEMENT BOTH OF WHICH ARE DATED 13TH FEBRUARY 2002 AND 6TH FEBRUARY 2002 RESPECTIVELY, BY AND AMONG THE PRESIDENT OF INDIA, PANATONE FINVEST LIMITED, TATA SONS LIMITED, TATA POWER COMPANY LIMITED, TATA IRON AND STEEL COMPANY LIMITED AND TATA INDUSTRIES LIMITED. COPIES OF WHICH ARE ON FILE AT THE CORPORATE OFFICE OF THE COMPANY. SUCH SHAREHOLDERS AGREEMENT. AMONG OTHER THINGS, IMPOSES VARIOUS RESTRICTIONS ON THE TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION, GIFT, PLACEMENT IN TRUST (VOTING OR OTHERWISE), OR OTHER ENCUMBRANCE OR DISPOSAL OF AN INTEREST IN, DIRECTLY OR INDIRECTLY AND WHETHER OR NOT VOLUNTARILY, BY OPERATION OF LAW OR OTHERWISE, THE COMPANY'S EQUITY SHARES, PAR VALUE RS. 10/- PER SHARE (THE "EQUITY SHARES"), AND GRANTS TO CERTAIN SHAREHOLDERS OF THE COMPANY CERTAIN OPTIONS TO PURCHASE AND SELL THE EQUITY SHARES." THE ABOVE LEGEND SHAL BE VALID FOR A PERIOD COMMENCING FROM 13TH FEBRUARY 2002 TILL 12TH FEBRUARY 2005 AND SHALL BE DEEMED TO HAVE AUTOMATICALLY LAPSED UPON THE EXPIRY OF THREE YEARS FROM THE DATE OF THE ENDORSEMENT OR THE EXPIRY OF THE SHAREHOLDERS' AGREEMENT WHICHEVER IS EARLIER.

         (g) Upon the expiry of three (3) years from Closing, the Strategic Partner shall have the right to submit the share certificates if any bearing the legend to the Company and seek the substitution by a new share certificate without the legend.

         (h) The Parties recognize that the Strategic Partner has executed a Non -Disposal Undertaking to record inter-alia, their obligations in order to give effect to the provisions of the Shareholders' Agreement requiring the Strategic Partner not to transfer the Transaction Shares for a period of 3(three) years from the Closing, except as provided herein.

6.2      RIGHT OF FIRST REFUSAL

         (a) Subject to Article 6.1(a), if the Government desires to sell all or any of the voting equity shares of the Company held by it, or if the Strategic Partner desires to sell all or any of the Transaction Shares, or any other voting equity shares of the Company acquired pursuant to this Agreement, the Government or the Strategic Partner, as the case may be, (the "Offeror") shall first offer (the "Offer") to sell such voting equity shares of the Company to the other Shareholder (the "Other Shareholder"). The Offeror shall send a notice of the offer (the "Sale Notice") to the Other Shareholder irrevocably offering to sell the Offeror Shares, for cash, to the Other Shareholder.

         (b) The Sale Notice shall clearly stipulate among other things, the number of such voting equity shares of the Company that the Offerors desires to sell (the "Offer Shares"), the price at which it wishes to sell the Offer Shares (the "Offer Price"), and details of any willing third party buyer, if any.

         (c) Upon the Sale Notice being given, the Other Shareholder shall have the right, exercisable at its sole discretion, to purchase all, but not less than all, of the Offer Shares.

         (d) Within 30 Business Days of the Sale Notice (the "Offer Period"), the Other Shareholder may give to the Offeror a notice in writing (an "Acceptance Notice") accepting the offer contained in the Sale Notice. If the Acceptance Notice is given by the Other Shareholder, the transaction of purchase and sale shall be completed within 60 Business Days of the expiry of the Offer Period.

         (e) If the Other Shareholder does not give Acceptance Notice in accordance with the provisions of Article 6.2(d), the rights of the Other Shareholder, subject to the terms provided in this Article 6.2, to purchase the Offer Shares shall cease and the Offeror may sell the Offer Shares to any Person or Persons within (60) Business Days after the expiry of the Offer Period, for a price and on terms no more favourable to such Persons than those set out in the Sale Notice. Provided however for the first four years from the Closing the Government shall not sell the Offer Shares to any person other than to public in open market if the Other Shareholder does not give Acceptance Notice in accordance with the provision of Article 6.2 (d). If the Offer Shares are not sold within such 60 Business Day period on such terms, the rights of the Other Shareholder pursuant to this Article 6.2 shall again take effect with respect to any sale of voting equity shares of the Company held by the Offeror, and so on from time to time. For the avoidance of doubt, if the Offeror proposes to sell the Offer Shares at a price lower than the Offer Price stipulated in the Sale Notice, the Offeror shall be bound to offer the Offer Shares at such lower price to the Other Shareholder in accordance with Article 6.2(a) and such lower price shall then be deemed to be the "Offer Price" for the purposes of this Article 6.2.

         (f) Notwithstanding anything to contrary contained in this Article 6.2, whenever the Government desires to sell its Shares by way of offer for sale in open market, Offer Price for the purposes of right of first refusal to the Strategic Partner shall be Fair Value. Further, if the Strategic Partner does not issue an Acceptance Notice, the Government may make an offer for sale to public at a price other than Fair Value and the Government will have 120 days to make an Offer for Sale to public and the Strategic Partner's right of first refusal will be reinstated only after expiry of 120 days.

         (g) The Strategic Partner and the Government shall cause such resolutions to be passed at the shareholders' meeting and Board meeting as may be required for listing of the Company's Shares at the Stock Exchange(s), under applicable Law, including without limitation, Securities Exchange Board of India guidelines and listing conditions. Further, the Strategic Partner and the Government through their respective nominee directors shall cause the Company to comply with all Securities and Exchange Board of India guidelines, issue norms and listing guidelines and all other conditions for listing under applicable Law.

         (h) Except when the sale is to public pursuant to an offer for sale, the Other Shareholder shall be entitled to require proof that the purchase and sale of the Offer Shares was completed at a price and on terms no more favourable than those that would have been applicable had the Other Shareholder agreed to purchase the Offer Shares

         (i) All Sale Notices, Acceptance Notices or any other notices given under this Article shall be given concurrently to the Company.

         (j) Notwithstanding anything to the contrary in this Article 6, the Government, shall at its sole discretion, have the option of selling from its shares representing not more than 2% (two percent) of the equity share capital existing as of date of this Agreement, to the employees of the Company. In the event that the Government exercises its option to sell part of its shares to the employees, the employees shall be issued fresh share certificates for the shares transferred to the employees, without the endorsement of the legend provided in
         Article 6.1(f). The Parties agree that, upon the completion of transfer, the shares transferred to the employees pursuant to this
         Article 6.2 (j) shall not be subject to any restrictions in the Agreement, whether by way of a voting arrangement or a right of first refusal.


6.3      TAG ALONG RIGHT

         (a) Notwithstanding anything to the contrary in this Article 6.3, but subject to the restrictions in Articles 6.1 and 6.2 in the event that the Government decides not to exercise its right to first refusal pursuant to a Sale Notice (as defined in Article 6.2(a)), the Government at any time before the expiry of the Offer Period (as defined in Article 6.2(d)), may instead of exercising its right to purchase the Offer Shares (as defined in Article 6.2(b)), send a tag along notice (the "Tag Along Notice") to the Strategic Partner requiring the Strategic Partner to ensure that the proposed third party purchaser of the Offer Shares purchases the Equity Shares offered by the Government at the same price and on the same terms as the Offer Shares.

         (b) In the event that the Government delivers a Tag Along Notice to the Strategic Partner, the Strategic Partner shall ensure that along with the Offer Shares, the proposed third party purchaser also acquires the shares specified in the Tag Along Notice for the same consideration and upon the same terms and conditions as applicable to the Offer Shares.

         (c) In the event that the proposed third party purchaser is unwilling or unable to acquire all of the Offer Shares and the Government's equity shares mentioned in the Tag Along Notice, upon such terms then the Strategic Partner may elect either to cancel proposed transfer or to allocate the maximum number of equity shares of the Company which the proposed third party purchaser is willing to purchase among the Sale Shares and the shares mentioned in the Tag Along Notice pro-rata in the ratio of equity shareholding in the Company at such time of the Strategic Partner and the Government and to complete such transfer on such terms.

         (d) Notwithstanding anything to the contrary in this Agreement, the Strategic Partner shall not be entitled to sell or transfer any of the Offer Shares to any proposed purchaser / transferee unless the proposed purchaser / transferee simultaneously purchases and pays for the required number of equity shares mentioned in the Tag Along Notice in accordance with the provisions of this Article 6.3.

6.4      EVENT OF BANKRUPTCY OF THE  STRATEGIC PARTNER

         (a) If an Event of Bankruptcy occurs in relation to the Strategic Partner, the Strategic Partner shall give notice of such Event of Bankruptcy ("Bankruptcy Offer Notice") to the Government within 15 Business Days of such Event of Bankruptcy, offering to sell all, but not less than all, of the voting Equity Shares beneficially then owned by the Strategic Partner and its Affiliates to the Government or its nominee at Fair Value as determined pursuant to Article 6.7 (b).

         (b) Within 60 Business Days of the Fair Value being determined in accordance with Article 6.7 (for the purposes of this Article the "Offer Period") the Government may give to the Strategic Partner, with a copy to the Company, a notice in writing exercising its right to purchase or cause its nominee(s) to purchase the voting Equity Shares under this Article 6.4 (a "Bankruptcy Acceptance Notice"). If the Bankruptcy Acceptance Notice is given by the Government, the transaction of purchase and sale shall be completed within 60 Business Days of the expiry of the Offer Period.

         (c) Upon the completion of the purchase of the Strategic Partner shares by the Government or its nominee(s) pursuant to this Article 6.4, the Government shall be constituted as successors in interest of the Strategic Partner to the extent of the equity shares of the Company held by the Strategic Partner and the Government and / or its nominee(s) as the case may be, shall be entitled to succeed to, and be transmitted as a successor Shareholder on the register of members of the Company.


6.5      PERMITTED TRANSFERS

         (a) Any Securities held by the Strategic Partner may be Transferred to a Person who is an Affiliate of the Strategic Partner provided that, in connection with any such Transfer (i) the transferee shall, in writing, assume all rights and obligations of the transferor under this Agreement, and (ii) effective provision is made whereby the transferee and the transferor are bound, prior to the transferee ceasing to be an Affiliate of Strategic Partner to effect the Transfer back to the Strategic Partner, of all (but not less than all) such Securities held by the transferee.

         (b) Notwithstanding the completion of any Transfer by the Strategic Partner to an Affiliate pursuant to this Article 6.5, the Strategic Partner shall continue to be bound by all the obligations under this Agreement as the principal obligator.

6.6      CALL OPTION

         (a) The Parties hereby agree that upon the expiry of the fourth anniversary of the Closing, for a period of one year thereafter, the Strategic Partner shall have the option to issue a notice ("Call Notice") to the Government, thereby requiring the Government to sell to the Strategic Partner within a period of 30 (thirty) days from the date of determination of Fair Value (the "Call Period"), of all but one voting Equity Shares in the Company then held by the Government, (the "Called Shares") and the Government in that event shall be under mandatory obligation to sell the Called Shares as aforesaid. The price for the sale and purchase of the Called Shares pursuant to this Article shall be the Fair Value of the Called Shares as determined in accordance with
         Article 6.7 of this Agreement;

         (b) The Parties shall cause the Fair Value of the Called Shares to be determined within 60 (sixty) days of the date of receipt of the Call Notice.

         (c) If the purchase, pursuant to the Call Notice, is not completed by the Strategic Partner, the Government shall be relieved of its obligations to sell the Called Shares specified in Article 6.6 herein. For the avoidance of doubt, other than the right of first refusal provided in Article 6.2 and the tag along rights provided in Article 6.3, there shall be no restriction on the right of the Government to Transfer any or all of its Shares till such time that the Call Notice is received by the Government.

6.7      DETERMINATION OF FAIR VALUE

         (a) The Fair Value for the purpose of Articles 6.2(f), 6.4(a), 6.6 and 6.8(a) shall be determined in accordance with Article 6.7 (b),

         (b) For the purpose of Article 6.7(a) the Government and the Strategic Partner shall appoint the Appraiser to determine the Fair Value of the relevant voting equity shares of the Company. The Appraiser shall determine the value of the equity shares in accordance with the principles of valuation set forth in Schedule 6.7. The Appraiser shall deliver its report to the Government and the relevant Shareholder as soon as practicable, but in any event not later than 60 days after its selection as Appraiser. The valuation arrived at by the Appraiser, made as an expert and not as an umpire or arbitrator, shall be final and binding on the Parties and no appeal shall lie from such valuation. All costs and expenses relating to the determination of the Fair Value of any Transaction Shares of the Company pursuant to Article 6.7(b) shall be, unless otherwise expressly provided, shared equally among the Government and the relevant Shareholder(s) provided that if the sale or purchase of Equity Shares under this Agreement is pursuant to a breach by either Party, then the defaulting Party shall bear the entire cost and expenses relating to the determination of the Fair Value of any voting equity shares of the Company pursuant to this
         Article 6.7.

         (c) The Parties shall cooperate in good faith with each other and the Appraiser and shall use their best efforts to respond promptly to any reasonable request by the Appraiser. Any projections and other information concerning the business of the Company and its operations and sales, whether historical or projected, submitted (or to be submitted) to the Appraiser shall have been (or shall be) prepared in good faith and in accordance with generally accepted accounting principles consistent with the past practice of the Company.


6.8      CONSEQUENCES OF FUNDAMENTAL EVENT OF DEFAULT AND EVENT OF DEFAULT

         (a) If the Strategic Partner commits any breach or default of the terms of this Agreement or if there is an occurrence of an Event of Default, which, if capable of being remedied, is not remedied within 60 days of receipt of notice of such breach, or if there is an occurrence of Fundamental Event of Default, the Government shall have the right, exercisable at its sole discretion, at any time within 90 days of the day it became aware of such breach or default (without giving any notice to remedy such breach), to give notice (such notice being referred to in this Article
         6.8 as the "Default Notice") to the Strategic Partner by the Government to either:

                  (i) Sell all or any of the voting equity shares of the Company held by the Government to the Strategic Partner (such offer being referred to in this Article 6.8 as, an "Right to Sell") at a price that is equivalent to 125% of the price of such equity shares determined in accordance with Article 6.7. Provided however, that the event of breach committed by the Strategic Partner is a Fundamental Event of Default, the price at which the Government will have the right to sell its Equity Shares to the Purchaser shall be 150% of the price of such equity shares determined in accordance with Article 6.7.

                  (ii) Purchase, directly or indirectly, through a designated nominee, all or any of the voting equity shares of the Company held by the Strategic Partner or its Principal(s) or its Affiliates (such offer being referred to in this Article 6.8 as, an "Right to Purchase") at a price that is equivalent to 75% of the price of such shares determined in accordance with Article 6.7. Provided however, that the event of breach committed by the Strategic Partner is a Fundamental Event of Default, the price, at which the Government will have the right to buy the Equity Shares then held by the Strategic Partner or its Principal(s) or its Affiliates shall be 50% of the price of such equity shares determined in accordance with
                  Article 6.7.

         (b) Within 30 Business Days of the Default Notice being given containing the Right to Sell or the Right to Purchase, as the case may be, the Strategic Partner shall complete the transaction of the purchase and sale.

         (c) The Strategic Partner shall be liable for all costs and expenses (including reasonable legal fees) including, but not limited to, those that the Government or its nominee may incur to complete the transaction of sale and purchase pursuant to this Article 6.8 and comply with the applicable rules and regulations of the Securities and Exchange Board of India.


6.9      CLOSING FOR SALE AND PURCHASE

         The closing of any purchase or sale of the Transaction Shares pursuant to Articles 6.2, 6.4, 6.6 and 6.8 shall take place as provided in
         Schedule 6.9 of the Agreement.

6.10     COMPLIANCE WITH LEGAL REQUIREMENTS

         Notwithstanding any other provision of this Agreement to the contrary, a Transfer will not be permitted without the making of all applicable Notices and the receipt of all applicable governmental approvals and/or authorisations as required by applicable Law or until the Board has received such legal opinions, assurances or other evidence that such

         Transfer complies with applicable Law and the terms of this Agreement in all material respects as the Board deems appropriate in light of the facts and circumstances relating to such proposed Transfer, together with such representations, warranties and indemnifications from the transferor and the transferee as the Board deems appropriate to confirm the accuracy of the facts and circumstances that form the basis for such opinion or other assurances and to protect the Company from any liability resulting from any such Transfer.


                                   * * * * *